SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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STANCORP FINANCIAL GROUP, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2011

Fellow Shareholder:

It is my pleasure to invite you to join the Board of Directors and me at the 2011 Annual Meeting of Shareholders of StanCorp Financial Group, Inc., on Monday, May 16, 2011. The meeting will take place at 11:00 a.m. Pacific time at the Portland Art Museum, Mark Building, located at 1119 SW Park Avenue in Portland, Oregon.

Information regarding the business to be conducted at the meeting is contained in the attached Notice of Annual Meeting and Proxy Statement. We will also present a report on the Company’s 2010 operations at the meeting.

Dr. Peter O. Kohler is retiring from the Board this year and we are grateful for his many years of dedicated service.

Shareholders of record can vote their shares by mail, telephone, or over the Internet. For instructions on voting by each of these methods, please refer to the notice or the proxy card. A vote by telephone or over the Internet must be received by 11:59 p.m. Eastern time on May 15, 2011. A mailed proxy card must be received prior to the Annual Meeting.

On behalf of the entire Board of Directors, I encourage you to vote your proxy either in person or via one of the other methods available so that your shares can be represented at the Annual Meeting.

Sincerely,

ERIC E. PARSONS
Chairman

STANCORP FINANCIAL GROUP, INC.

1100 SW Sixth Avenue

Portland, Oregon 97204

Notice of Annual Meeting of Shareholders

Notice is hereby given that the Annual Meeting of Shareholders of StanCorp Financial Group, Inc., an Oregon corporation, will be held May 16, 2011 at 11:00 a.m. Pacific time at the Portland Art Museum, Mark Building, located at 1119 SW Park Avenue in Portland, Oregon, for the following purposes:

1.	Election of four Class III Directors;

2.	Proposal to Ratify Appointment of Independent Registered Public Accounting Firm;

3.	Proposal to Approve the Extension of the Shareholder Rights Plan;

4.	Non-binding Proposal Regarding Compensation of the Company’s Named Executive Officers;

5.	Non-binding Proposal Regarding Frequency of Voting on Executive Compensation;

6.	To transact any other business that may properly come before the shareholders at the Annual Meeting.

The close of business on March 9, 2011 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the StanCorp Financial Group, Inc. 2011 Annual Meeting of Shareholders to Be Held on May 16, 2011:

Securities and Exchange Commission rules now allow companies to furnish proxy materials to shareholders over the Internet and the Company has elected to deliver its proxy materials to shareholders over the Internet. On March 28, 2011, the Company mailed to shareholders a “Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Monday, May 16, 2011,” containing instructions on how to access the Company’s 2011 Proxy Statement and 2010 Form 10-K.

The Proxy Statement and the 2010 Form 10-K are available at http://www.proxyvoting.com/sfg.

There are four different ways to vote your shares:

By Internet: You may submit a proxy or voting instructions over the Internet by following the instructions at http://www.proxyvoting.com/sfg.

By Telephone: You may submit a proxy or voting instructions by calling (866) 540-5760 and following the instructions.

By Mail: If you received your proxy materials via U.S. mail, you may complete, sign and return the accompanying proxy and voting instructions card in the postage-paid envelope provided.

In Person: If you are a shareholder as of the record date, you may vote in person at the meeting. If you attend the meeting and intend to vote in person, please notify the Company’s personnel of your intent as you sign in for the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Holley Y. Franklin Corporate Secretary

March 28, 2011

STANCORP FINANCIAL GROUP, INC.

1100 SW Sixth Avenue

Portland, Oregon 97204

PROXY STATEMENT

I.    GENERAL INFORMATION

This Proxy Statement concerns the Annual Meeting of Shareholders of StanCorp Financial Group, Inc. (“StanCorp,” the “Company,” “we,” “us,” “our”) to be held on May 16, 2011 (“Annual Meeting”). The Annual Meeting will be held at 11:00 a.m. Pacific time at the Portland Art Museum, Mark Building, located at 1119 SW Park Avenue, Portland, Oregon. The Company’s shares of common stock trade on the New York Stock Exchange Euronext (“NYSE Euronext”) under the ticker symbol “SFG.” The Company has only one outstanding class of common stock that is eligible to vote. As of March 9, 2011 (the “Record Date”), the Company had                     outstanding shares of common stock.

On behalf of the Board of Directors (the “Board”), the Company is soliciting your proxy for use at the Annual Meeting and at any adjournment of the meeting.

Voting Rights

Each share of the Company’s common stock is entitled to one vote on each proposal and with respect to each director position to be filled. There is no cumulative voting. To be eligible to vote on matters coming before the Annual Meeting, you must own the Company’s common stock on the record date. The Board has set the record date as the close of business on the Record Date. Your ability to vote by telephone or by the Internet will close at 11:59 p.m. Eastern time on May 15, 2011. If you choose to vote by mail, the Company must receive your proxy card prior to the Annual Meeting.

Voting by Proxy

The Company is soliciting a proxy from you on behalf of its Board. The proxy holder(s), the person(s) designated in the proxy to cast your vote, also known as “proxies,” will vote your shares according to your instructions. If you return your proxy signed, but without directions, the proxy holders will vote your shares in accordance with the recommendations of the Board with regard to Items 1, 2, 3, 4 and 5. If other matters come before the Annual Meeting that require a shareholder vote, the proxy holder will vote your shares in accordance with the recommendation of the Board.

You have the right to revoke your proxy at any time up to the time your shares are voted. You have three ways to revoke your proxy. First, you may do so in writing. Please send your revocation to the Company’s Corporate Secretary, P12B, StanCorp Financial Group, Inc., P. O. Box 711, Portland, OR 97207. Your written revocation must be received by May 14, 2011. Second, you can cast another valid proxy in writing, by telephone or over the Internet. Your vote will be cast in accordance with the latest valid proxy the Company has received from you. Third, you can revoke your proxy by voting in person at the Annual Meeting. If you choose to vote in person, please let the Company’s personnel know that you are revoking a previously given proxy and are now voting in person.

Votes Required

Pursuant to Oregon law, the Company’s Articles of Incorporation and Bylaws, the election of nominees to the Board at the Annual Meeting requires a quorum. After achieving a quorum, the nominees receiving more votes “for” election than “against” election will be elected. For a proposal to pass at the Annual Meeting, the meeting must have a quorum and the proposal must receive more votes in its favor than were cast against it. Broker non-votes and abstentions will be treated as if the shares were present at the Annual Meeting, but not voting.

Cost of Proxy Solicitation

The Company pays the cost of soliciting proxies. The Company’s directors, officers or employees may solicit proxies on its behalf in person or by telephone, facsimile or other electronic means. The Company has also engaged the firm of Georgeson Inc. to assist in the distribution and solicitation of proxies. The Company has agreed to pay Georgeson Inc. a fee of $6,000 plus expenses for their services.

In accordance with the regulations of the Securities and Exchange Commission (“SEC”) and the NYSE Euronext, the Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of StanCorp common stock.

II.    MATTERS TO BE VOTED UPON

1.	Election of Directors

The Company’s business, property and affairs are managed under the direction of the Board. The Board is comprised of 12 directors divided into three equal classes. Each of these classes serves a three-year term in office. At this Annual Meeting, shareholders will be requested to elect four Class III directors for a three-year term. Class III currently consists of four directors, all of whom have agreed to stand for re-election. One Class I director, Peter O. Kohler, M.D., will reach mandatory retirement age with the 2011 Annual Meeting, at which time the Board intends to reduce the number of directors to 11. The Board and management thank Dr. Kohler for his many years of dedicated service to the Company.

Votes may not be cast for a greater number of director nominees than four.

Board members of the Company also serve on the Board of the Company’s principal subsidiary, Standard Insurance Company. The Company’s directors serve on the same board committees of Standard Insurance Company as they do for StanCorp.

The Company’s Articles of Incorporation include a majority vote standard for uncontested elections under which shareholders may vote “for” or “against”, or abstain with respect to each nominee, and a nominee will be elected only if shares voted “for” exceed shares voted “against.” Under Oregon law, an incumbent Director nominee who is not re-elected continues to serve on the Board until his or her successor is elected and qualified. The Company’s Corporate Governance Guidelines provide that any nominee for Director as to whom a majority of the shares are voted “against” his or her election shall promptly tender his or her resignation to the Chair of the Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee will recommend to the Board the action to be taken with respect to such offer of resignation.

Directors in Classes

Set forth below is information about each nominee and continuing director as of December 31, 2010. This information includes the director’s age, positions held with the Company where applicable, principal occupation, business history and qualifications, committees of the Board on which the director serves, and other corporate directorships held.

Name	Age	Director Since(1)	Position Held	Term Expires
Class I
Virginia L. Anderson	63	1989	Director	2012
Stanley R. Fallis	70	2006	Director	2012
Eric E. Parsons	62	2002	Chairman	2012

Class II
Duane C. McDougall	58	2009	Director	2013
George J. Puentes	63	2009	Director	2013
E. Kay Stepp	65	1997	Director	2013
Michael G. Thorne	70	1992	Lead Director	2013

Class III
Frederick W. Buckman	64	1996	Director	2011
J. Greg Ness	53	2009	Director	2011
Mary F. Sammons	64	2008	Director	2011
Ronald E. Timpe	70	1993	Director	2011

(1)	Directors elected prior to 1999 served on the Board of Standard Insurance Company, and became directors of StanCorp Financial Group, Inc. during the reorganization in 1999.

Nominees for Election at the Annual Meeting

The Board has proposed the following individuals for election as Class III directors: Frederick W. Buckman, J. Greg Ness, Mary F. Sammons, and Ronald E. Timpe, all of whom are current directors. If elected, Class III directors will serve a three-year term of office to expire at the Annual Meeting of Shareholders in 2014 and until their successors are elected and qualified. Each nominee for election qualifies as an independent director under applicable NYSE Euronext rules, except for J. Greg Ness, current President & CEO.

If any nominee should become unable to serve, the proxy holder will vote for the person or persons the Board recommends, if any.

Business History, Qualifications, Skills and Expertise of Nominees for Election

Frederick W. Buckman.    From March 2009 through August 2010, Mr. Buckman was President, Power Group, of The Shaw Power Group, Inc., a provider of engineering, design, construction, and maintenance services to government and private-sector clients in the energy, environmental, infrastructure, and emergency response markets. From 2007 to 2009 Mr. Buckman was Managing Partner, Utilities, of Brookfield Asset Management, a global asset manager focused on property, power and other infrastructure assets. From 1999 to 2006, Mr. Buckman served as Chairman of Trans-Elect, Inc. an independent company engaged in the ownership and management of electric transmission systems. Mr. Buckman is also President of Frederick Buckman, Inc., a consulting firm located in Portland, Oregon and from 1994 to 1998 he served as President, Chief Executive Officer and director of PacifiCorp, a holding company of diversified businesses, including an electric utility, based in Portland, Oregon. Mr. Buckman brings his extensive history as a business leader to the Board, and his demonstrated management ability at senior levels allows him to provide critical insight into the operational aspects of the Company.

J. Greg Ness.    Mr. Ness has been President and Chief Executive Officer of StanCorp and the Company’s principal subsidiary, Standard Insurance Company, since July 2009. He previously served as President and Chief Operating Officer beginning in September 2008. Prior to his appointment as President, Mr. Ness served in a variety of positions since 1979, including Senior Vice President of the Insurance Services Group, Senior Vice President of Investments, President of StanCorp Mortgage Investors, LLC and StanCorp Investment Advisers, Vice President and Corporate Secretary, and Vice President of retirement plans sales and marketing. Mr. Ness’s long history of service to the Company in many different capacities gives him a depth and breadth of experience that is an essential component of the profile that the Nominating & Corporate Governance Committee seeks in recommending director candidates.

Mary F. Sammons.    Ms. Sammons is Chairman of Rite Aid Corporation. From June 2007 through June 2010, Ms. Sammons was Chairman and Chief Executive Officer of Rite Aid Corporation. From December 1999 to September 2008, Ms. Sammons also served as President of Rite Aid Corporation. She has been a member of Rite Aid’s Board of Directors since 1999 and Chief Executive Officer from 2003 to 2010. From January 1998 to December 1999, Ms. Sammons served as President and Chief Executive Officer of Fred Meyer Stores, Inc., and from 1980 to 1998, she served in various senior executive positions for Fred Meyer. Ms. Sammons brings a unique perspective to the Board through her extensive retail, marketing and operational experience. Her extensive CEO and senior executive experience allow her to provide valuable insight into Company financial operations and business issues facing the Company.

Ronald E. Timpe.    From 1998 to May 2004, Mr. Timpe was Chairman of the Board of StanCorp and the Company’s principal subsidiary, Standard Insurance Company. From 1994 until 2003, Mr. Timpe served as President and Chief Executive Officer of Standard Insurance Company and, upon its formation in 1998, StanCorp Financial Group, Inc. Mr. Timpe joined Standard Insurance Company as an assistant actuary in 1968 and subsequently served as Assistant Vice President and Actuary, Individual Insurance; Vice President, Group Pensions; and Senior Vice President, Group Insurance and Corporate Financial Services. Mr. Timpe’s extensive history with Standard Insurance Company beginning in 1968 makes him an ideal candidate to carefully examine Company operations and financial issues and provide insight into the Company’s overall strategy. His in-depth knowledge of the insurance and retirement plans industries and his critical input relevant to Board decisions make him a valued member of the Board.

The Board recommends a vote FOR the election

of the above nominees as directors.

Business History, Experience, Skills and Qualifications of Continuing Directors

Virginia L. Anderson.    Ms. Anderson is currently a Principal of VLA Consulting, a sole proprietorship. From May 2007 through November 2008, Ms. Anderson was President of the Safeco Insurance Foundation, a private charitable foundation established by Safeco Insurance in Seattle, Washington. From 1988 to April 2006, Ms. Anderson was the Director of the Seattle Center, a 74-acre, 31-facility urban civic center, located in Seattle, Washington. Previously, Ms. Anderson spent ten years at Cornerstone Development Company, a Seattle real estate and property management firm, where she served as senior vice president of several key divisions. She has served on multiple corporate and civic boards, including Washington Energy Company, U.S. Bank of Washington, United Way of King County Annual Campaign and the University of Washington Foundation. Ms. Anderson received a BA from Southern Connecticut State University and a Master of Public Administration from the University of Washington. Ms. Anderson’s many years of experience as Director of the Seattle Center, her real estate and property management experience, service on other company boards and her civic contributions make her a valued contributor to the Board and a prime example of the Board’s goal of retaining members with a breadth of business experience.

Stanley R. Fallis.    From 1994 to 1999, Mr. Fallis was the Chair and Chief Executive Officer of Everen Clearing Corporation, a securities execution and clearing company, and the Senior Executive Vice President and Chief Administrative Officer for Everen Securities, Inc., a national full service brokerage firm. From 2001 until 2008, Mr. Fallis served as a director of Hines Horticulture, Inc., then one of the largest commercial nursery operations in North America, and served as chair of the firm’s audit committee from 2001 to 2008. Mr. Fallis received a BS from the University of Idaho and an MBA from the University of Utah. Mr. Fallis’s leadership experience in the financial services industry and as audit chair of a public corporation make him a valuable leader of the Company’s Audit Committee.

Duane C. McDougall.    Mr. McDougall served as President and Chief Executive Officer of Willamette Industries, Inc., an international forest products company, from 1998 to 2002. Prior to becoming President and Chief Executive Officer, Mr. McDougall served as Chief Accounting Officer and in other positions during his 22-year tenure with Willamette Industries, Inc. He serves as Chairman of the Board of Boise Cascade LLC, and is a Director and audit committee chair of The Greenbrier Companies, Inc. and Cascade Corporation. He is also Chair of the Compensation Committee and a member of the audit committee of West Coast Bancorp. Mr. Dougall’s many years of experience as CEO and other executive leadership positions held during his 22-year tenure with Willamette Industries, Inc., his strong financial expertise, along with human resource and government expertise and service on other public company boards of directors, make him an excellent fit for the Board.

Eric E. Parsons.    Mr. Parsons was Chief Executive Officer of StanCorp and the Company’s principal subsidiary, Standard Insurance Company, from 2003 through June 2009. From 2003 to September 2008, Mr. Parsons also served as President of both entities. Prior to his appointment as President and CEO, Mr. Parsons was President and Chief Operating Officer of StanCorp and Standard Insurance Company in 2002. Prior to May 2002, he served as Chief Financial Officer and previously held management positions in finance, investments, mortgage loans and real estate. Mr. Parsons serves as Chairman of the Board. Mr. Parsons’s long history as an executive in various divisions of the Company and as President & CEO of Standard Insurance Company provide the in-depth knowledge of the Company’s operations and the depth of experience needed for service as Chairman of the Board.

George J. Puentes.    From 1979 through 2009, Mr. Puentes served as President of Don Pancho Authentic Mexican Foods of Salem, Oregon, and currently serves as Advisor to the President. He is a director of Northwest Natural Gas Company, and served on the board of directors of the Federal Reserve Bank of San Francisco, Portland branch. Mr. Puentes contributes to the Board his many years of leadership and entrepreneurial business development experience as President of Don Pancho Authentic Mexican Foods. Mr. Puentes also has extensive financial, human resource and marketing skills and retail market expertise. His service on other public company boards of directors and his long-standing commitment to community service make him an excellent director who reflects the values that StanCorp embodies.

E. Kay Stepp.    From 1994 to 2002, Ms. Stepp was Principal and Owner of Executive Solutions, a management consulting firm in Portland, Oregon. From 1989 to 1992, Ms. Stepp was President and Chief Operating Officer of Portland General Electric (“PGE”), a Portland, Oregon utility company. From 1978 to 1989, Ms. Stepp held various executive positions at PGE. From 2002 through 2009 Ms. Stepp served as Chair of the Corporate Board of Providence Health & Services. She is a director of Planar Systems, Inc. and Franklin Covey Co. and currently serves as Chair of the Organization & Compensation Committee of both of those Boards. She is a former director of the Federal Reserve Bank of San Francisco. Ms. Stepp received a BA from Stanford University and an MA from the University of Portland. Ms. Stepp brings a breadth of executive and governance experience to the board. Her past executive leadership roles in human resources, marketing, information technology and operations; her work as an executive coach to senior executives; and her service on diverse public and private company boards in the financial, retail, technology, manufacturing, services and consulting sectors make her an excellent member of the Board.

Michael G. Thorne.    From January 2002 to October 2004, Mr. Thorne was Director and Chief Executive Officer of the Washington State Ferry System located in Seattle, Washington. From 1991 to 2001, Mr. Thorne was Executive Director of the Port of Portland, a regional port authority responsible for ownership and management of marine terminals, airports and business parks, located in Portland, Oregon. From 1973 to 1991, Mr. Thorne served in the Oregon Legislature. He maintains an active ownership and management interest in the Thorne family farm near Pendleton, Oregon. Mr. Thorne’s considerable government and regulatory experience, combined with his background as a CEO and leadership role in business development make him an ideal Lead Director and continuing member of the Board.

2.	Proposal to Ratify Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Deloitte & Touche USA LLP (“Deloitte & Touche”) as independent auditors for the year 2011. Although not required, the Board is requesting ratification by the Company’s shareholders of this appointment. If ratification is not obtained, the Audit Committee will reconsider the appointment.

The Company has been advised that representatives of Deloitte & Touche will be present at the Annual Meeting. They will be afforded the opportunity to make a statement and to respond to appropriate questions.

The aggregate fees billed by Deloitte & Touche for professional services rendered for the years 2010 and 2009 were as follows:

	2010	2009
Audit Fees	$1,799,450	$1,707,000
Audit-Related Fees	492,103	255,000
Tax Fees	—	50,000
All Other Fees	156,414	—

Total	$2,447,967	$2,012,000

Audit fees were paid for audits of the financial statements and internal controls of the Company and its subsidiaries, and review of its quarterly financial statements. Audit-related fees were paid for an audit of the Company’s employee benefit plans, reports on Statement on Auditing Standards No. 70 (“SAS 70”) of certain Company divisions, and audits of certain real estate operating expenses. Tax fees include assistance with tax return preparation, tax planning, and other tax related services. All other fees include an industry benchmark study and readiness services provided for SAS 70 procedures.

The Audit Committee has established a policy under which all services performed by the independent auditors must be approved in advance by the Audit Committee or, if such pre-approval of a particular activity is not feasible, by the Chair of the Audit Committee.

The Board recommends a vote FOR Ratification of Deloitte & Touche as the Company’s Independent Registered Public Accounting Firm for 2011.

3.	Proposal to Approve the Extension of the Shareholder Rights Plan

The Company is currently a party to an Amended and Restated Shareholder Rights Agreement with Mellon Investor Services LLC, as Rights Agent (the “Existing Plan”) approved by shareholders on May 5, 2008. Absent extension, the Existing Plan will expire on April 20, 2012. The Board has considered whether to renew the Existing Plan upon its expiration and has decided to amend the Existing Plan to extend it for three years to expire at the close of business on April 19, 2015 (the “Amended Rights Plan”). No other changes have been made to the Existing Plan. The Board has directed that the Amended Rights Plan be submitted to the Company’s shareholders at the 2011 Annual Meeting of Shareholders for approval.

Shareholders are being asked to vote on the Amended Rights Plan in an effort to determine the viewpoint of shareholders on extending the term of the Existing Plan by three years. If the Amended Rights Plan is not approved by shareholders as proposed, the Existing Plan will remain in effect and will expire by its terms on April 20, 2012. The Board will take the disapproval of the Amended Rights Plan as an advisory vote and reevaluate the extension and determine whether it believes the Amended Rights Plan in its current form or in a further modified form continues to be in the shareholders’ best interests. The Board may, as a result of such reevaluation and determination, allow the Existing Plan to expire without amendment or extension, modify the terms of the Amended Rights Plan to change the terms it believes the shareholders found objectionable and adopt the amendment giving rise to the Amended Rights Plan with modifications, or adopt the extension only, as presented. If the Board were to decide to allow the Existing Plan to expire without extension, the Board may adopt a shareholder rights plan at a future date if it determines that the adoption of a shareholder rights plan is in the shareholders’ best interests at that time.

Background

Shareholder rights plans serve as an anti-takeover device in an attempt to defend against abusive or otherwise undesirable attempts to acquire control of the corporation. A shareholder rights plan discourages such attempts by making an acquisition of a corporation that is not approved by the corporation’s board of directors or exempted from the shareholder rights plan prohibitively expensive for the acquiror by significantly diluting the acquiror’s stock interest in the corporation and increasing the number of shares of common stock that would have to be acquired. These provisions, which are described in greater detail below, have the effect of encouraging potential acquirors to negotiate with the board of directors of the corporation as elected representatives of the shareholders before acquiring a percent of shares that exceeds the ownership threshold. If the board of directors concludes that a fair price and terms have been offered, the board may redeem the rights as part of an acquisition. A shareholder rights plan will not prevent a takeover of the Company.

As the expiration date of the Existing Plan approaches, the Board continues to believe that a shareholder rights plan is in the best interests of the Company’s shareholders because it:

•

Provides a way for the Board to defend shareholders against abusive tactics used to gain control of the Company and to ensure that all Company shareholders are treated fairly and equally in an acquisition of the Company.

•

Encourages anyone seeking to acquire control of the Company to negotiate in good faith with the Board and gives the Board significant negotiating power on behalf of the shareholders. This enables the Board to negotiate a fair price for shareholders consistent with the intrinsic value of the Company and to block any transaction by an acquiror who is unwilling to pay a fair price (subject to the shareholders’ right to exempt the offer under certain circumstances described below).

•

Slows the process by which a potential acquiror may gain control of the Company, thereby affording the Board additional time to evaluate a proposed transaction and, if necessary, seek alternative transactions or implement other courses of action to maximize shareholder value.

•

Provides the Board with the ability to run an effective auction of the Company or other sale process where the Board has decided to sell the Company, and to protect a negotiated transaction from uninvolved third parties once the auction or other sale process is completed.

•

Reduces the likelihood that a potential acquiror who is unwilling to pay a sufficient premium will attempt to acquire the Company by means of an open market accumulation, a partial bid for the Company, a front-end loaded tender offer or other coercive or unfair takeover tactics, since it limits the size of the position the acquiror may take without the concurrence of the Board.

•

Does not prevent the making of unsolicited offers or the acquisition of the Company since the existence of the Amended Rights Plan does not eliminate the Board’s responsibility to consider fiduciary duties to shareholders.

Summary of Amended and Restated Rights Agreement

The following is a summary of the material terms of the Amended Rights Plan as proposed. The statements below are only a summary, and the Company refers you to the full conformed text of the proposed Amended Rights Plan, which is attached hereto as Appendix A. Each statement in this summary is qualified in its entirety by this reference.

General

Under the terms of the Existing Plan, each share of common stock outstanding on the Record Date established under the Existing Plan has one Right attached to it. Each share of common stock issued after the Record Date of the Existing Plan was also issued a Right. All currently outstanding Rights will remain outstanding under the terms of the Amended Rights Plan, and each share of common stock issued after the approval of the Amended Rights Plan will also be issued a Right. Certificates representing the Company’s common stock also represent the attached Rights, so that the purchase of a share of common stock is also a purchase of the attached Right. The Rights are not currently exercisable or separately tradable. After the “Distribution Date,” which is described below, each Right will become separately tradable and initially will entitle the holder to purchase from the Company one one-hundredth of a share of Series A Preferred Shares (the “Preferred Shares”) at a price of $289.95 (the “Purchase Price”), subject to adjustment. Each one one-hundredth of a Preferred Share has rights that are roughly equivalent to one share of common stock. If certain circumstances occur as discussed below, the Rights would instead entitle their holders to purchase common stock of the Company or an acquirer. Assuming the Amended Rights Plan becomes effective on April 20, 2012, the Rights will expire at the close of business on April 19, 2015 (the “Final Expiration Date”).

Events Causing Exercisability and Separate Transferability

A “Distribution Date” will occur and the Rights will become exercisable and separately tradable upon the earlier of:

(1) The close of business on the tenth day after the first date of public announcement that a person or group (other than the Company, any subsidiary, or a benefit plan of the Company or its subsidiaries), has acquired, or obtained the right to acquire, except under limited circumstances, beneficial ownership of 20 percent or more of the outstanding common stock; or

(2) The close of business on the tenth day (or such later date as the Company’s Board may determine) after the commencement of, or a public announcement of an intention to commence (which tender offer is not terminated within such ten business days), a tender or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person (as defined in the following).

Generally, a person or group whose acquisition of common stock causes a Distribution Date pursuant to clause (1) above (including pursuant to the completion of a tender or exchange offer described in (2)) is an “Acquiring Person.” Until the Distribution Date, the Rights will be transferable only with the Company’s common stock.

Effect of a Person Becoming an Acquiring Person

Generally, if any person becomes an Acquiring Person, each holder of a Right, other than the Acquiring Person (and any affiliates and certain transferees), will then have the right to receive upon exercise and payment to the Company of the Purchase Price, instead of one-one hundredth of a Preferred Share, that number of shares of Company common stock having an average market value equal to two times the Purchase Price. Any Rights that are beneficially owned by any Acquiring Person (or any affiliate or certain transferees) will be null and void. In other words, the Rights holders, other than the Acquiring Person and certain others, may at that time purchase Company common stock at a 50 percent discount.

Alternatively, in the event that, after the first public announcement that a person or group has become an Acquiring Person and before the expiration of the rights, StanCorp enters into, consummates or permits to occur a transaction or series of transactions in which, directly or indirectly (A) StanCorp will consolidate, merge with any other person and StanCorp is not the continuing or surviving corporation of the consolidation or merger, or shares of StanCorp common stock are changed into or exchanged for shares of another person or cash or property; (B) StanCorp shareholders participate in a statutory share exchange with any other person; (C) any person consolidates or merges with and into StanCorp, with StanCorp continuing as the surviving corporation and all or part of the outstanding common stock of StanCorp is changed into or exchanged for stock of any other person; or (D) StanCorp or a subsidiary sells or otherwise transfers more than 50% of its assets or assets that generate more than 50% of the earning power of StanCorp and its subsidiaries to any other person or group, then provision must be made such that each right will thereafter constitute the right to purchase from the acquiring entity that number of shares of common stock of the acquiring entity having an aggregate market price on the date of the transaction equal to twice the exercise price of the right, for an amount in cash equal to the then current exercise price of the right, and the acquiring person will thereafter be liable for, and assume, all the obligations and duties of StanCorp pursuant to the rights agreement. In other words, the Rights holders, other than the Acquiring Person and certain others, may at that time purchase the acquiring or surviving company’s common shares at a 50 percent discount.

Until a Right is exercised, the holder of the Right by virtue of being a Right holder will have no rights as a shareholder of the Company, including, for example, the right to vote or receive dividends.

Events Causing Adjustment of the Shares Acquirable Upon Exercise of the Purchase Price

The Purchase Price payable and the number of shares issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution upon the occurrence of specified events affecting the Preferred Shares. The number of outstanding Rights and the Purchase Price are also subject to adjustment in the event of a stock dividend on the common stock payable in common stock or subdivisions or combinations of the common stock occurring before the Distribution Date.

Redemption of the Rights

At any time before the earlier of a person’s becoming an Acquiring Person or the Final Expiration Date, the Board may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”), payable in cash or common stock. The Rights will not be exercisable until the Company’s right of redemption has expired.

The proposed Amended Rights Plan further provides that in the event the Company receives a Qualifying Offer (that has not been terminated prior thereto and which continues to be a Qualifying Offer), shareholders representing at least 10% of the shares of the Company’s common stock then outstanding may request that the Board call a special meeting of shareholders to vote to exempt the Qualifying Offer from the operation of the Amended Rights Plan not earlier than 90, nor later than 120, business days following the commencement of such offer. The Board must then call and hold such a meeting to vote on exempting such offer from the terms of the Rights Agreement within the 90th business day following receipt of the shareholder demand for the meeting; provided that such period may be extended if, prior to the vote, the Company enters into an agreement (that is conditioned on the approval by the holders of not less than a majority of the outstanding shares of the Company’s common stock) with respect to a merger, recapitalization, share exchange, or a similar transaction involving us or the direct or indirect acquisition of more than 50% of the Company’s consolidated total assets (a “Definitive Acquisition Agreement”), until the time of the meeting at which the shareholders will be asked to vote on the Definitive Acquisition Agreement. If no Acquiring Person has emerged, the offer continues to be a Qualifying

Offer and shareholders representing at least a majority of the shares of the Company’s common stock represented at the meeting at which a quorum is present vote in favor of redeeming the rights, then such Qualifying Offer shall be deemed exempt from the Rights Agreement on the date that the vote results are certified. If no Acquiring Person has emerged and no special meeting is held by the date required, the Rights will be redeemed at the close of business on the tenth business day following that date.

A Qualifying Offer, in summary terms, is an offer determined by the Board to have each of the following characteristics that are generally intended to preclude offers that are coercive, abusive, or clearly illegitimate:

•	is an all-cash tender offer or stock exchange offer or combination thereof for any and all of the outstanding shares of the Company’s common stock;

•

is an offer that has commenced within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is made by an offeror (including its affiliates or associates) that beneficially owns no more than 1% of the outstanding Company’s common stock as of the date of such commencement;

•

is an offer whose per-share price represents a reasonable premium over the highest market price of the Company’s common stock in the preceding 24 months, with, in the case of an offer that includes shares of common stock of the offeror, such per-share offer price being determined using the lowest reported market price for common stock of the offeror during the five trading days immediately preceding and the five trading days immediately following the commencement of the offer;

•

is an offer which, within 20 business days after the commencement date of the offer (or within 10 business days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board rendering an opinion to the Board that the consideration being offered to StanCorp shareholders is either unfair or inadequate;

•

is subject only to the minimum tender condition described below and other customary terms and conditions, which conditions shall not include any requirements with respect to the offeror or its agents being permitted to conduct any due diligence with respect to the books, records, management, accountants and other outside advisers of StanCorp;

•

is accompanied by an irrevocable written commitment by the offeror to the Company that the offer will remain open for at least 120 business days and, if a special meeting is duly requested by StanCorp’s shareholders with respect to the offer, at least 10 business days after the date of the special meeting or, if no special meeting is held within 90 business days following receipt of the notice of the special meeting, for at least 10 business days following that 90-day period;

•

is accompanied by an irrevocable written commitment by the offeror to the Company that, in addition to the minimum time periods specified above, the offer will be extended for at least 15 business days after any increase in the price offered, and after any bona fide alternative offer is made;

•	is conditioned on a minimum of a majority of the shares of the Company’s common stock being tendered and not withdrawn as of the offer’s expiration date;

•

is accompanied by an irrevocable written commitment by the offeror to the Company to consummate promptly upon successful completion of the offer a second-step transaction whereby all shares of the Company’s common stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to shareholders’ statutory appraisal rights, if any;

•

is accompanied by an irrevocable written commitment by the offeror to the Company that no amendments will be made to the offer to reduce the offer consideration or otherwise change the terms of the offer in a way that is adverse to a tendering shareholder; and

•

is accompanied by certifications of the offeror and its chief executive officer and chief financial officer (in their individual capacities) that all information that may be material to an investor’s decision to accept the offer have been, and will continue to be promptly for the pendency of the offer, fully and accurately disclosed.

Any offers that have cash as all or partial consideration are subject to further conditions for qualification as “qualifying offers,” as set forth in the rights agreement. These conditions generally require assurance that the offer is fully financed and that the offeror has sufficient committed resources to consummate the offer. Any offers that have acquiror common stock as all or partial consideration are subject to further conditions for qualification as “qualifying offers,” as set forth in the rights agreement. These conditions generally require certain safeguards regarding, and access to, information about the acquiror to allow an informed determination as to the value and risks of the stock, including safeguards against developments that adversely affect the value of the stock, that the acquiror’s stock (which may not have subordinated voting rights nor may its ownership be heavily concentrated in one person or group) is listed on a national exchange, that the acquiror meets certain seasoned issuer standards under the Securities Act of 1933, and that no acquiror shareholder approval of the issuance of the consideration to StanCorp’s shareholders is necessary after commencement of the offer.

Amendments

The Amended Rights Plan may be amended by the Board before the Distribution Date without the consent of the Rights holders. After the Distribution Date, the Amended Rights Plan may be amended by the Board to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provision, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Amended Rights Plan (other than a time period governing redemption at a time when the Rights are not redeemable). A committee of independent directors will evaluate the rights agreement annually to determine whether it continues to be in the best interests of StanCorp’s shareholders or, rather, if the rights should be redeemed.

Other Provisions

The Board has recommended the extension of the Existing Plan for an additional three years to expire at close of business on April 19, 2015. If approved, the Plan will continue to operate in tandem with other features of the Company’s Articles of Incorporation, Bylaws and statutory provisions affecting the Company that may have an anti-takeover effect. These provisions, summarized below, address different means by which an acquirer might seek to obtain control of a corporation or influence its decision making. The Board believes that these provisions are complementary to the effects of the Amended Rights Plan but do not fully provide the shareholder protection benefits sought to be obtained by adoption of the Amended Rights Plan. The Company’s Articles of Incorporation and Bylaws contain provisions that may have an anti-takeover effect by delaying or preventing a change of control, discouraging bids at a premium over the market price of the common stock or adversely affect the market price of the common stock and the voting or other rights of the Company’s shareholders. These provisions establish staggered three-year terms for directors and permit removal of directors only for cause at a special meeting called for that purpose; authorize blank check preferred stock which could be issued in a discriminatory fashion to a friendly third party or with dilutive effect or terms that are not desired by an acquiring party; require advance notice for shareholder nominations and proposals at shareholder meetings; contain a ‘business combination’ provision under which a 70% shareholder vote is required to approve business combination transactions with or involving any beneficial owner of 15% or more of the Company’s shares; and require a supermajority (70%) of votes entitled to be cast to amend the director election and tenure provisions of the Articles of Incorporation and the business combination provisions of the Articles of Incorporation, and to amend or repeal Bylaw provisions. There are no current plans to adopt further provisions with anti-takeover effect. The Company is also subject to provisions of Oregon law that, in general, (i) prohibit any business combination with a beneficial owner of 15% or more of the Company’s common stock for three years following such owners acquisition of interest unless the acquisition was approved in advance by the Board, or the transaction was approved by the Board and two-thirds of the holders of outstanding stock, and (ii) remove voting rights from stock acquired in non-approved transactions that result in the acquiring person owning more than 15% of the voting power of the Company’s voting shares unless the voting rights are restored by a vote of shareholders.

The Board recommends a vote “FOR” the proposal to

approve the extension of the Shareholder Rights Plan.

4.	Non-binding Proposal Regarding Compensation of the Company’s Named Executive Officers

This Proxy Statement includes extensive disclosure regarding the compensation of the Company’s named executive officers (the “Named Executive Officers”) under the headings “Compensation Discussion and Analysis” and “Executive Compensation.” Section 14A of the Securities Exchange Act of 1934, as enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act in July 2010, requires the Company to submit to its shareholders a nonbinding advisory resolution to approve the compensation of the Named Executive Officers disclosed in this Proxy Statement. Accordingly, the Board has approved the submission of the following resolution to the shareholders for approval at the Annual Meeting:

“RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC under the headings “Compensation Discussion and Analysis” and “Executive Compensation” in the Proxy Statement for the Company’s 2011 Annual Meeting of Shareholders, is approved.”

This proposal gives you as a shareholder the opportunity to endorse or not endorse the Company’s executive compensation program by voting for or against the above resolution. As discussed under “Compensation Discussion and Analysis” below, the Company’s executive compensation program has been carefully designed and implemented to attract, retain and motivate high quality executives, and to appropriately reward them for achievement of short and long term business objectives. Accordingly, the Board recommends that you vote FOR the above resolution.

Because the shareholder vote on the above resolution is advisory, it will not be binding on the Company, the Board or the Organization & Compensation Committee. The Company intends to carefully consider the results of the shareholder vote on this proposal, but will have no obligation to make any changes to its executive compensation program in response to a negative vote.

The Board recommends a vote “FOR” the proposal

to approve the compensation of Named Executive Officers.

5.	Non-binding Proposal Regarding Frequency of Voting on Executive Compensation

Section 14A of the Securities Exchange Act of 1934 requires us to submit the resolution in Proposal 4 above to a shareholder vote at least once every three years, and also requires us to submit to shareholders for an advisory vote the question of whether the resolution in Proposal 4 should be voted on every year, every two years or every three years. Accordingly, the Board has approved the submission of this question to a vote of the shareholders at the Annual Meeting.

The Board recommends that you vote to hold an advisory vote on executive compensation every three years for the following reasons:

•

The Board believes that three years will be the most effective interval for the Company to respond to shareholders’ feedback. This would give the Company sufficient time to respond to a negative vote by engaging with shareholders to understand the reasons for the vote, evaluating and implementing appropriate responses, and then showing actual impacts on disclosed compensation in the proxy statement for the next advisory vote three years later. The Board notes that by the time an advisory vote on executive compensation is held at an annual meeting, substantially all of the decisions affecting compensation to be disclosed in the next annual proxy statement will have already been made, making an annual interval for advisory votes problematic.

•	The Board also believes a triennial vote would align more closely with the multi-year performance measurement cycle the Company uses to reward long-term performance.

Because the shareholder vote on this question is advisory, it will not be binding on the Company or the Board. The Board intends to carefully consider the results of the shareholder vote on this proposal, but will have no obligation to hold future advisory votes on executive compensation with the frequency that receives the most votes from shareholders on this proposal.

The Board recommends a vote for “EVERY THREE YEARS” on this proposal.

6.	Other Matters

The Board knows of no other matters to be brought before the Annual Meeting. If other matters are presented, the persons named as proxies will vote on such matters as recommended by the Board.

III. OTHER INFORMATION

Corporate Governance

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines, which are available publicly at www.stancorpfinancial.com or upon written request of the Company’s Corporate Secretary, set forth the principles by which the Board manages the affairs of the Company. Among other principles, the Corporate Governance Guidelines specify director qualifications and independence standards, new director selection practices, responsibilities of board members, compensation and the annual Board performance evaluation process. The Nominating & Corporate Governance Committee reviews the Guidelines on at least an annual basis.

Director Independence

The Board is comprised of a majority of directors who qualify as independent under the NYSE Euronext listing standards. The Board reviews annually any relationship that each director has with the Company (either directly, or as a partner, shareholder, officer or an employee of an organization with which the Company does business or makes charitable contributions). The Board’s review includes a qualitative and quantitative assessment of any relationships from the perspective of both the director and the Company. Following such annual review, only those directors whom the Board affirmatively determines have no material relationship with the Company are considered independent.

Under NYSE Euronext standards, each current director is independent except for Chairman, Eric E. Parsons and President & CEO, J. Greg Ness.

Board Leadership

The Board places emphasis on independent Board leadership and has had a lead independent director (“Lead Director”) since 2003. The Lead Director provides leadership and counsel to the independent directors with an emphasis on the appropriate roles and responsibilities of the independent directors. He enhances the effective functioning of the independent directors by facilitating communications and collaboration between and among them. In conjunction with the Chairman of the Board, he provides leadership to the Board in reviewing and deciding upon matters that exert major influence on the manner in which the corporation’s business is conducted. He acts in a general advisory capacity to the Board in all matters concerning Board governance, activities, operations and performance, and performs such duties as may be conferred by law or assigned by the Board.

In July 2009, the Board separated the Chairman and CEO positions as Eric E. Parsons became a non-employee Chairman of the Board. As Chairman of the Board, Mr. Parsons presides at regular and special meetings of the Board, other than Executive Sessions. He provides leadership to the Board in conjunction with the Lead Director, and acts in a general advisory capacity to the CEO on matters concerning the interests and management of the corporation and performs such duties as may be conferred by law or assigned by the CEO or the Board.

Board Oversight of Company Risk Management

The Board implements its risk oversight role by receiving and analyzing reports from management at each regular meeting on a wide variety of matters that may impact the Company’s assessment or acceptance of risk. The full Board or a committee of the Board receives these reports from the member of management with direct authority over the relevant matter or risk mitigation strategy. When a committee receives such reports, the committee chair reports on the substance of the matter and the committee’s analysis of management’s report to the full Board. Matters regularly reported on to the Board or a committee thereof include financial reporting, capital structure, legal matters, internal controls, compensation practices, incentives, and business operations.

The assumption of risk is inherent in many of the Company’s businesses, and management dedicates substantial time and resources to ensuring appropriate processes and controls exist for those businesses. Management is primarily responsible for assessing business risks and for implementing appropriate controls over risk and financial reporting.

In tandem with other committees of the Board, the Audit Committee oversees management’s effectiveness in assessing and controlling risk. This responsibility is documented in the Committee’s charter, which is available at www.stancorpfinancial.com. The Committee is also responsible for providing independent review and oversight of the Company’s financial reporting process and internal controls, and assisting the full Board in overseeing the integrity of the Company’s financial statements. The Audit Committee receives reports at each regular meeting from management, including the Vice President of Internal Audit and the Vice President and Corporate Actuary. The Audit Committee reports on its findings to the full Board at each regularly scheduled meeting.

In 2010 the Finance & Operations Committee was responsible for oversight of the Company’s capital structure and business operations, which included oversight of the Company’s financial and operational plans, budgets, strategic initiatives, capital adequacy of the Company’s insurance subsidiaries, and oversight regarding significant product development and distribution channels. In late 2010, the Board determined that the responsibilities of the Finance & Operations Committee are better conducted primarily as a function of the full Board, and the Finance & Operations Committee was dissolved effective January 1, 2011.

The Nominating & Corporate Governance Committee is responsible for overseeing the Company’s ethics and compliance program and advising the Company on corporate governance practices in light of public company standards and legal and regulatory considerations. This Committee also has responsibility for overseeing CEO succession planning. These are important components in the Company’s overall efforts to reduce risks associated with conducting business.

The Organization & Compensation Committee, charged with overseeing and approving executive compensation, routinely reviews the executive compensation program to ensure that incentives do not present inappropriate risk and are aligned with shareholder interests. In particular, the Organization & Compensation Committee pays considerable attention each year to balancing short and long-term compensation and incentives in a manner that encourages achievement of the Company’s publicly-stated long-term goals as an organization.

Committees of the Board

The Board had four committees in 2010, the functions of which are discussed below. Each of these committees has a written charter. Charters for the Audit, Nominating & Corporate Governance and Organization & Compensation Committees are available on the Company’s investor website, www.stancorpfinancial.com. Printed copies of these documents are available upon request of the Company’s Corporate Secretary, P12B, StanCorp Financial Group, Inc., PO Box 711, Portland, Oregon 97207.

Audit Committee.    The Audit Committee met eight times in 2010. It is the responsibility of the Audit Committee to: provide independent review and oversight of the Company’s accounting and financial reporting processes and internal controls; oversee the independent registered public accountant’s appointment, compensation, qualifications, independence and performance; and assist Board oversight of the integrity of the Company’s financial statements, assessment and management of Company risks, the Company’s compliance with legal and regulatory requirements, and the performance of the Company’s internal auditors.

The Board has determined that Stanley R. Fallis, Chair of the Audit Committee, meets the qualifications of and has been designated as the Audit Committee Financial Expert in accordance with the requirements of applicable SEC rules. The Board also has determined that each member of the Audit Committee meets all additional independence and financial literacy requirements for Audit Committee membership under applicable NYSE Euronext and SEC rules. For additional information concerning the Audit Committee’s responsibilities, see the Report of the Audit Committee below.

Finance & Operations Committee.    The Finance & Operations Committee met four times in 2010. In 2010, it was the responsibility of the Finance & Operations Committee to oversee the maintenance of an appropriate capital structure; review operational plans and budgets; assess operational performance against publicly stated targets; and monitor the Company’s investment operations.

Nominating & Corporate Governance Committee.    The Nominating & Corporate Governance Committee met four times in 2010. It is the responsibility of the Nominating & Corporate Governance Committee to review the organization and structure of the Board; review the qualifications of and recommend candidates for the Board and its committees; review Board compensation; oversee CEO succession planning; review the effectiveness of the Board; and oversee the ethics and compliance programs.

Organization & Compensation Committee.    The Organization & Compensation Committee met five times in 2010. It is the responsibility of the Organization & Compensation Committee to review executive compensation and recommend changes, as appropriate; monitor the performance of the CEO; oversee senior executive succession planning; oversee stock option and stock purchase plans; and review certain organizational changes recommended by the CEO.

Committee Memberships at December 31, 2010

Director	Audit Committee	Finance & Operations Committee	Nominating & Corporate Governance Committee	Organization & Compensation Committee
Virginia L. Anderson		☑		☑
Frederick W. Buckman	☑	Chair
Stanley R. Fallis	Chair	☑
Peter O. Kohler, M.D.			☑	Chair
Duane C. McDougall	☑		☑
J. Greg Ness
Eric E. Parsons – Chairman of the Board
George J. Puentes		☑		☑
Mary F. Sammons	☑		☑
E. Kay Stepp	☑		☑
Michael G. Thorne – Lead Director			Chair	☑
Ronald E. Timpe		☑

Transactions with Related Parties

The Nominating & Corporate Governance Committee also oversees the Company’s policies governing conflicts of interest and transactions with related parties. Directors and Executive Officers are required to disclose any related party transactions, as well as any actual or apparent conflicts of interest. The Company’s legal staff first reviews all such disclosures, and also reviews annually all other external affiliations and relationships of each Executive Officer and Director.

The Company’s Related Party Transactions Policy requires approval or ratification by the Nominating & Corporate Governance Committee of any transaction exceeding $120,000 in which the Company is a participant and any related party has a material interest. Related parties include the Company’s Directors and Executive Officers and their immediate family members.

Once a related party transaction has been identified, the Committee reviews all of the relevant facts and circumstances and approves the transaction only if the transaction is found to be in, or not inconsistent with, the best interests of the Company and its shareholders. If advance Committee approval of a transaction is not feasible, the transaction is considered for ratification at the Committee’s next regularly scheduled meeting. No director or Executive Officer participates in any discussion or approval of related party transactions for which he or she is a related party. The policy generally does not require review of transactions for which disclosure is not required under SEC rules.

Board and Committee Meetings

In 2010, the full Board met nine times, and executive sessions of the Board were held at each regular meeting. Executive sessions are chaired by the Lead Director and take place without the presence of the CEO, other officers, or directors who are not independent under applicable NYSE Euronext and Company director independence standards. Each Director attended greater than 90 percent of the aggregate number of Board meetings and meetings of committees of which he or she was a member. The Company’s Corporate Governance Guidelines, available at www.stancorpfinancial.com, require attendance at each Annual Meeting of Shareholders. Each Director attended the 2010 Annual Meeting.

Communications with the Board

The Board welcomes communications from shareholders and other interested parties. Shareholders and interested parties may contact the Board by writing to:

Lead Director

c/o Corporate Secretary, P12B

StanCorp Financial Group, Inc.

PO Box 711

Portland, Oregon 97207

All shareholder communications and interested party concerns will be reviewed by the Lead Director.

Director Nominations

StanCorp endeavors to maintain a Board representing a diverse spectrum of expertise, background, perspective and experience. In addition, a candidate for service on the Board of the Company should possess the following qualities:

A.	Sound judgment, good reputation and integrity, and should be a person of influence who is recognized as a leader in his/her community.

B.	A keen sense of the responsibilities of directorship and the ability to take a long-term, strategic view.

C.	The willingness and availability to attend at least 75 percent of all Board and committee meetings and to study background material in advance, and to otherwise fully perform all of the responsibilities associated with serving as a Director of the Company.

D.	An understanding of conflicts of interest and the willingness to disclose any real or potential conflict that would prevent or influence his/her acting as a Director in trust for shareholders of the Company.

E.	Be or become a shareholder of the Company. The candidate should have a positive conviction concerning the businesses of the Company, and be committed to serving the long-term interests of the Company’s shareholders.

F.	Be currently or formerly actively engaged in business, professional, educational or governmental work. Successful experience leading large organizations is preferred, as is ability, skills or experience in some or all of the following areas:

i)	Expertise in financial accounting and corporate finance.

ii)	An understanding of management trends in general.

iii)	Knowledge of the Company’s industry.

iv)	Leadership skills in motivating high-performance talent.

v)	The ability to provide strategic insight and vision.

G.	The willingness at all times to express ideas about matters under consideration at Board meetings. The candidate should have the ability to dissent without creating adversarial relations among Board members or management.

H.	The ability to meet any requirement of the Oregon Business Corporation Act and, to the extent applicable, of the Oregon Insurance Code.

I.	A reputation and a history of positions or affiliations befitting a director of a large publicly held company.

In conjunction with the Board’s annual self-assessment process, the Board considers the adequacy of the Board’s composition, including the number of directors as well as the skills, experience, expertise and other characteristics represented by the directors individually and collectively. Based upon this process the Board will determine whether the Company should add one or more additional directors. If such a determination is made, the Board will develop a pool of nominees to be considered for each additional position.

Candidate Recommendations and Identification Process

Director or Officer Recommends a Potential Candidate.    If a director or Executive Officer of the Company wishes to recommend a particular candidate for the Board, he or she will provide the Company with the name of the candidate as well as a brief description of the candidate’s current status, relevant experience and qualifications, contact information, and any other pertinent and available information. This information should be communicated in writing or verbally to the Nominating & Corporate Governance Committee Chair (“Nominating Committee Chair”).

The Nominating Committee Chair will arrange to discuss the merits of the candidate with the Nominating & Corporate Governance Committee. This discussion may result in the formulation of a recommendation to the full Board whether to consider the candidate, follow up for more information regarding the candidate, or reject the candidate. Following discussion, the full Board will determine whether to reject or add the individual to the pool of eligible candidates.

The director or Executive Officer making the nomination will be kept regularly apprised of any discussions and actions taken with respect to such nominee.

Search Firm.    The Company may elect to retain a search firm to identify potential candidates. The decision to retain a search firm shall be made by the Nominating & Corporate Governance Committee in consultation with the full Board. Any such search firm shall be formally retained by the Company’s Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee also will be responsible for reviewing and approving all fees and expenses charged by the firm.

The Nominating Committee Chair will coordinate communications with the search firm, and arrange to discuss the merits of any candidate recommended by the search firm with the Nominating & Corporate Governance Committee. This discussion may result in the formulation of a recommendation to the full Board whether to consider the candidate, follow up for more information regarding the candidate, or reject the candidate. Following discussion, the full Board will then determine whether to reject or add the individual to the pool of eligible candidates.

Shareholder Recommends a Potential Candidate.    In accordance with the procedures set forth below, shareholders and other interested parties may propose director candidates for consideration by the Nominating & Corporate Governance Committee. Consistent with the Nominating & Corporate Governance Committee’s procedures for screening all candidates, such nominees are expected to embody the attributes listed above. In reviewing candidates referred by shareholders or other interested parties, the Nominating & Corporate Governance Committee also will give due consideration to any desired skills, experience, expertise or other characteristics as identified by the Board in its annual self-assessment process.

Shareholders and interested parties may recommend director candidates to the Nominating & Corporate Governance Committee by writing the Company’s Corporate Secretary at P12B, StanCorp Financial Group, Inc., PO Box 711, Portland, Oregon 97207. Such recommendations will be accepted in the month of June of each year, and should be accompanied by the candidate’s name and information regarding his or her qualifications to serve as a director of the Company.

Following receipt of such a recommendation, the Nominating Committee Chair will coordinate necessary communications with the nominee and nominating shareholder or interested party, and arrange to review the qualifications and discuss the merits of the candidate with the Nominating & Corporate Governance Committee.

This discussion may result in the formulation of a recommendation to the full Board whether to consider the candidate, follow up for more information regarding the candidate, or reject the candidate. Following discussion, the full Board will then determine whether to reject or add the individual to the pool of eligible candidates.

As set forth below in “Shareholder Nominations and Proposals for 2012,” the Company’s Bylaws also provide shareholders with a separate process by which director candidates can be nominated for election at an annual meeting of shareholders.

Interview and Selection Process.    The Nominating & Corporate Governance Committee, in consultation with the full Board, shall determine whether to interview any individuals in the pool of eligible director candidates.

Following the interview process, the Nominating Committee Chair will lead a discussion with the Nominating & Corporate Governance Committee regarding the relative merits and qualifications of the candidates and whether the Company should extend an offer to any such candidate. The Nominating & Corporate Governance Committee will, in turn, develop a recommendation to the full Board in that regard. No offer will be extended to a director candidate unless the candidate has been discussed with the full Board and the full Board has approved making such offer.

The Nominating Committee Chair shall, in the course of regularly scheduled Board meetings, keep the full Board informed of all significant developments in regard to the director interview and selection process. The Nominating Committee Chair also shall regularly consult with the Company’s CEO in regard to the need for new directors, the qualifications of director candidates and any recommendations regarding such candidates. Any final decisions in that regard, however, are to be made by the Board in their sole discretion.

Additional Materials Available Online

Shareholders and other interested parties may view the Company’s Corporate Governance Guidelines, Codes of Business Conduct and Ethics for the Board of Directors, senior officers and employees, as well as other documentation concerning the Board and governance structure at www.stancorpfinancial.com. Print copies of these documents are available upon request to Shareholder Relations, PO Box 711, Portland, Oregon 97207.

Report of the Audit Committee

The Audit Committee operates pursuant to a Charter approved by the Company’s Board. The Audit Committee reports to the Board of Directors and is responsible for providing independent review and oversight of the Company’s accounting and financial reporting processes and internal controls and overseeing the independent auditor’s appointment, compensation, qualifications, independence, and performance. The Audit Committee Charter sets out the responsibilities, authority, and specific duties of the Audit Committee. The Charter specifies, among other things, the purpose and membership requirements of the Audit Committee as well as the relationship of the Audit Committee to the independent accountants, the Internal Audit department, and management of the Company. All members of the Audit Committee are independent as such term is defined by the SEC and in the listing requirements of the New York Stock Exchange.

Report of the Audit Committee. The Audit Committee reports as follows with respect to the Company’s audited financial statements for the year ended December 31, 2010:

•	The Audit Committee has completed its review and discussion of the Company’s audited financial statements with management;

•

The Audit Committee has discussed with the independent auditors, Deloitte & Touche, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including matters related to the conduct of the audit of the Company’s financial statements;

•

The Audit Committee has received the written disclosures and the letter from the independent auditors as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the auditors the auditors’ independence from the Company; and

•

The Audit Committee has, based on its review and discussions with management of the Company’s 2010 audited financial statements and discussions with the independent auditors, recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K.

Audit Committee
Stanley R. Fallis, Chair	Frederick W. Buckman
Duane C. McDougall	George J. Puentes
E. Kay Stepp	Mary F. Sammons

Beneficial Ownership

Security Ownership of Certain Beneficial Owners

The following table sets forth those persons known to us to be beneficial owners of more than five percent of the Company’s common stock as of December 31, 2010. In furnishing this information, the Company relied on information filed by the beneficial owners with the SEC.

	Common Stock Beneficially Owned
Name	Direct	Vested Options	% of Class
Franklin Resources, Inc. One Franklin Parkway, San Mateo, CA 94403	2,359,600	N/A	5.1%
BlackRock Inc. 40 East 52nd Street, New York, NY 10022	2,352,221	N/A	5.1%

Share Ownership of Directors and Officers

The following table sets forth information regarding the beneficial ownership, as of December 31, 2010, of the Company’s common stock by each director and nominee, the CEO and certain Executive Officers, and by directors, nominees and Executive Officers as a group. The table also includes stock options that vested on or before March 1, 2011. Except as otherwise noted, the named individual or family members had sole voting and investment power with respect to such securities.

	Common Stock Beneficially Owned
Name	Direct	Vested Options	% of Class
Virginia L. Anderson	4,135	52,020	*
Frederick W. Buckman	17,312	52,020	*
Stanley R. Fallis	6,124	20,020	*
Peter O. Kohler, M.D.	11,196	46,020	*
Duane C. McDougall	3,560	1,520	*
Eric E. Parsons	133,842	561,519	1.5%
George J. Puentes	687	1,827	*
Mary F. Sammons	2,132	5,020	*
E. Kay Stepp	6,198	37,020	*
Michael G. Thorne	12,884	55,020	*
Ronald E. Timpe	9,740	28,020	*
J. Greg Ness	50,020	270,772	*
Floyd F. Chadee	11,663	23,558	*
Katherine Durham	—	—	*
James B. Harbolt	4,113	13,600	*
Scott A. Hibbs	15,814	46,564	*
Daniel J. McMillan	602	9,863	*
David M. O’Brien	4,668	61,216	*

Executive Officers and Directors as a Group (19 individuals)	294,776	1,292,419	3.3%
*	Represents holdings of less than one percent.

Compensation Discussion and Analysis

Executive Compensation Summary

Our compensation program is designed specifically to meet the following key objectives:

•	Provide a competitive base salary and benefits to attract and retain high quality executives.

•	Provide incentives to reward achievement of short-term and long-term profitability, growth and expense control goals that deliver value to shareholders.

•	Ensure that the interests of our officers are aligned with those of our shareholders through grants of equity.

•

Motivate our officers to deliver superior performance without encouraging unnecessary or excessive risk taking by aligning incentives with long-term financial objectives where possible and ensuring adequate controls exist over achievement of incentive pay.

•	Differentiate compensation so that it varies based on business segment and individual performance.

•	Provide total compensation that allows us to compete with other organizations nationwide for executive talent.

In making decisions with respect to the executive compensation program or any specific element of compensation, the Committee considers the total current compensation that may be awarded to the officer, including salary, benefits and short and long-term incentive compensation.

Named Executive Officers

The Named Executive Officers who appear in the compensation tables of this Proxy Statement are:

Name	Position Held
J. Greg Ness	President and Chief Executive Officer (“CEO”)
Floyd F. Chadee	Senior Vice President and Chief Financial Officer (“CFO”)
Katherine Durham	Vice President Marketing & Communications
James B. Harbolt	Vice President Insurance Services Group
Scott A. Hibbs	Vice President Asset Management Group
Daniel J. McMillan	Vice President Insurance Services Group
David M. O’Brien	Senior Vice President Information Technology

Elements of Compensation

The following table outlines the elements that comprise the total compensation awarded to our Named Executive Officers:

Compensation Component	Description	Purpose
Base Salary	Fixed compensation. Reviewed annually and adjusted when and if appropriate	Intended to compensate fairly for performance and the responsibilities of the position
Short Term Incentive Plan (“STIP”)	Variable annual performance based bonus	Intended to reward achievement of annual goals
Long Term Incentives	Variable three-year performance share awards and stock options	Intended to reward achievement of long term goals and stock price appreciation
Defined benefit and defined contribution retirement plans	Qualified and supplemental nonqualified retirement benefits	Intended to provide benefits that support employees in attaining financial security
Change of Control Arrangements	Cash severance benefits, option acceleration and pro-rated performance share target payouts, with no tax gross- ups	Intended to provide continuity of management in the event of a change of control

Long-Term Financial Objectives

Our long-term financial objectives, as discussed in previous proxy statements and outlined below, continue to be key factors in the Committee’s design of goals for the STIP and three-year performance share awards.

•	12% to 15% annual growth in net income per diluted share excluding after-tax net capital gains and losses.

•	Maintain 14% to 15% return on average equity, excluding after-tax net capital gains and losses from net income and excluding accumulated other comprehensive income from average equity.

•	Annual growth in premiums over the long term, with increases each year of at least 1% to 2% greater than the industry growth rate.

Operation of the Organization & Compensation Committee

The Organization & Compensation Committee of the Board (the “Committee”) exercises sole authority with respect to performance evaluation, compensation and benefits of the CEO, oversees succession planning for Executive Officers other than the CEO, and approves the compensation of Executive Officers. The Committee also oversees all of our broad-based compensation and stock programs. The Committee is comprised of directors Virginia L. Anderson, Stanley R. Fallis, Peter O. Kohler, M.D., George J. Puentes, and Michael G. Thorne, each of whom is an independent director under applicable NYSE Euronext listing standards. Dr. Kohler serves as Chair of the Committee.

The Committee operates pursuant to a written charter that is available on our investor website and may be accessed at www.stancorpfinancial.com. Pursuant to its charter, the Committee has full authority to approve the compensation of Executive Officers. The Committee may not delegate this authority. The Committee receives recommendations from the CEO as to compensation of other executive officers, and the CEO participates in Committee discussions regarding the compensation of other executive officers. The Committee meets in executive session without the CEO to determine his compensation.

In 2010, the Committee reviewed the CEO and Executive Officer compensation program and benefits to ensure they continue to further our compensation objectives and reflect the Committee’s commitment to link company performance with compensation. The 2010 review included a comprehensive report from a compensation consultant, which assessed the effectiveness of the compensation program. As part of this analysis, the Committee compared the Company’s compensation program and performance to those of comparable companies, and also reviewed internal equity among the Executive Officers. In addition to this annual review, the Committee regularly meets in executive session, without management present, to discuss items relating to executive and CEO compensation and performance. These annual and ongoing compensation reviews permit a continual evaluation of the link between organizational performance and compensation within the context of the Committee’s compensation objectives and the compensation programs of comparable companies.

The Committee directly retains the services of a consulting firm, Mercer, to advise the Committee on executive compensation matters, to assist in the evaluation of the competitiveness of executive compensation programs and to provide overall guidance to the Committee in the design and operation of these programs. Mercer reports to the Committee Chair, who establishes Mercer’s work agenda and determines how and to what extent Mercer interacts with management in the course of its work for the Committee. Mercer’s primary role is to provide objective analysis, advice and information and otherwise to support the Committee in the performance of its duties. The Committee’s decisions about the executive compensation program, including the specific amounts paid to Executive Officers, are its own and may reflect factors and considerations other than the information and recommendations provided by Mercer.

In 2010, the Committee instructed Mercer to perform the following activities:

•

Evaluate the competitive positioning of the Company’s base salary, annual incentive opportunity, long-term incentive compensation and benefits for the CEO and Executive Officers relative to the market and competitive practice.

•	Advise the Committee on base salary and equity award levels for the Executive Officers and, as needed, on actual compensation actions.

•	Assess the alignment of the Company compensation levels relative to the performance of the Company and relative to the Company’s articulated compensation objectives.

•

Brief the Committee on executive compensation trends among the Company’s peers, the broader industry, and the market and on regulatory, legislative and other developments relative to executive compensation, including proxy disclosure rules.

•	Evaluate the impact of the Company’s equity plans on annual share use, run rate and total dilution.

With the Committee Chair’s approval, during 2010 Mercer worked with the CEO and selected members of the Human Resource and legal staff to obtain the information necessary to carry out its assignments from the Committee. With respect to the CEO’s compensation, Mercer worked with the Committee Chair and discussed CEO compensation with the assistant vice president of compensation and benefits in the Company’s Human Resources Department.

Use of Market Data

The Company is a complex organization and the Committee necessarily must make each compensation decision in the context of the particular executive, including the characteristics of the business or market in which the individual operates and the individual’s specific roles, responsibilities, qualifications and experience. The Committee reviews competitive market data provided by Mercer as one tool to establish a competitive range of base salary and short and long-term incentive compensation. We use two information sources. The first is a “peer” group of twelve insurance companies selected by the Committee based on several financial metrics including annual revenues, net income, total assets, market capitalization and annual total shareholder return. In

November 2009, when the Committee reviewed data for 2010 compensation decision-making purposes, this group consisted of the following companies, which was the same peer group used in the prior year:

American Financial Group Inc.	Protective Life Corporation
Arch Capital Group Ltd.	Reinsurance Group of America, Incorporated
Axis Capital Holdings Ltd.	The Phoenix Companies Inc.
Delphi Financial Group, Inc.	Torchmark Corporation
Everest Re Group Ltd.	Transatlantic Holdings Inc.
FBL Financial Group, Inc.	Unitrin, Inc.

The second information source we use is a broader market composite by position prepared by Mercer based on data from three published compensation surveys in which we participate and trended forward using a 2.0% annual growth rate. The following published compensation surveys were used in the analysis for 2010 compensation:

•	LOMA (Life Office Management Association), 2009 Executive Compensation Survey

•	Mercer, 2009 Executive Compensation Survey

•	Watson Wyatt, 2008/2009 Report on Top Management Compensation

When collecting data from the published compensation surveys, Mercer used data for similar sized companies (approximately $15 billion of average assets) in the non-healthcare insurance and finance and banking industries.

After considering the results of these two information sources for each executive position, the Committee generally sets base salary and annual target bonus levels under the Company’s Short Term Incentive Plan near the 50th percentile, and total long-term incentive awards between the 50th and 75th percentiles. These percentages are generally indicative of the Committee’s historical practice and consistent with its compensation objectives.

Current Year’s Performance: Salary and Annual Incentives Component

Base Salaries

Base salaries are established by the Committee based on the executive’s contribution to the Company’s strategic direction, past performance and level of responsibility. The Committee also considers market data prepared by Mercer. As described above, this data includes two information sources: peer group data and salary survey data. The Committee uses this information as a guide to set competitive base salaries designed to retain high quality incumbents. Generally, it is the Committee’s intent to target executives’ base salaries near the 50th percentile. Salary levels are in line with our philosophy and historical practice of placing greater emphasis on performance-based compensation as a component of the overall compensation package.

The following table shows the salaries of the Named Executive Officers in effect at the end of 2009 and the 2010 salaries approved by the Committee in its annual review of base salaries in December 2009, except that the 2010 salary shown for Ms. Durham was approved in connection with her hiring in March 2010:

Name	2009 Year-End Salary	2010 Salary	Percentage Increase
J. Greg Ness	$650,000	$650,000	—%
Floyd F. Chadee	460,000	460,000	—
Katherine Durham	n/a	275,000	n/a
James B. Harbolt	260,000	260,000	—
Scott A. Hibbs	310,000	335,000	8.1
Daniel J. McMillan	260,000	260,000	—
David M. O’Brien	285,000	300,000	5.3

Mr. Ness had received a 13.0% salary increase upon his promotion to CEO in July 2009, and the Committee therefore decided not to increase his salary further for 2010. Mr. Chadee’s salary of $460,000 was at the average of the median points of the salary survey and peer group data for his position, and therefore was not increased. Mr. O’Brien received a 5.3% salary increase to $300,000 in 2010 to position his salary at the median of the survey data for his position. Mr. Hibbs received an 8.1% salary increase to $335,000 for his second year as Vice President Asset Management Group, which continued to be below market for his position allowing for future increases as he continues to grow in this role. Mr. Harbolt and Mr. McMillan had received 15.6% and 18.2% salary increases, respectively, upon their promotion in November 2009 to executive officer rank as co-leaders of the Insurance Services Group, and the Committee therefore decided not to increase their salaries further for 2010. Ms. Durham’s starting salary upon her hiring in March 2010 was set near the median of the survey data for her position.

Short Term Incentive Plan

Annual incentives are paid to Named Executive Officers under the Company’s Short Term Incentive Plan (“STIP”). The STIP rewards participants for the achievement of annual goals, which are designed to incrementally achieve our long-term financial objectives of increasing earnings per share and premiums, while maintaining our return on average equity.

The Committee establishes a target bonus for each Named Executive Officer expressed as a percentage of salary. The maximum bonus under the STIP is 150% of the target bonus. In determining target bonus levels, the Committee considers peer group and market survey data and recommendations received from Mercer, and sets target bonus levels considering the market data and each executive’s potential impact upon shareholder returns. Targets are generally set for each tier of executives reflecting their contributions and responsibilities, with opportunities for higher cash compensation based on superior performance. Target and maximum award levels are:

	Award Level
Name	Target	Maximum
J. Greg Ness	100.0%	150.0%
Floyd F. Chadee	75.0	112.5
Katherine Durham	60.0	90.0
James B. Harbolt	60.0	90.0
Scott A. Hibbs	60.0	90.0
Daniel J. McMillan	60.0	90.0
David M. O’Brien	60.0	90.0

In the Committee’s annual review in December 2009, the target bonus as a percentage of salary remained unchanged for all Named Executive Officers other than Mr. Ness, Mr. Harbolt and Mr. McMillan. Mr. Ness’s target bonus percentage was increased from 90% to 100% due to his promotion to CEO in 2009. The target bonus percentages for Mr. Harbolt and Mr. McMillan increased from 50% to 60% due to their promotions to executive officer status. Ms. Durham’s target bonus percentage was established when she was hired at 60% consistent with her executive officer peers. For 2010, her target bonus amount was 60% of 10/12ths of her base salary to reflect her employment for 10 out of 12 months of 2010.

The Committee approved individual 2010 STIPs for the Named Executive Officers under which various percentages of their target bonuses were tied to specific performance goals. Certain terms of the 2010 STIP are discussed in greater detail in footnote (1) under the “Grants of Plan-Based Awards in 2010” table below.

•

All Named Executive Officers had some percentage (from 20% to 40%) of their target bonus tied to our 2010 earnings per share excluding after-tax net capital gains and losses, one of our long-term financial objectives. The target payout level was set at $4.93 per share, a 6.9% increase over 2009 performance, and the maximum payout level was set at $5.14 per share, an 11.5% increase over 2009 performance. Although less than our long-term objective of 12% to 15% annual growth, these targets represented aggressive goals considering the economic conditions we faced in 2010.

•

All Named Executive Officers except Mr. Harbolt, Mr. Hibbs and Mr. McMillan had 15% of their target bonus tied to growth in revenues before net capital gains and losses, with threshold payout level resulting from any increase in such revenues for 2010 over 2009, target payout level at a 0.8% increase in such revenues and maximum payout level at a 1.6% increase in such revenues. This goal was consistent with our publicly stated outlook at the beginning of 2010 for flat to low single digit premium growth as a percentage of our 2009 premiums due to the continued challenging economic environment.

•

All Named Executive Officers except Mr. Harbolt, Mr. Hibbs and Mr. McMillan had 15% of their target bonus tied to controlling operating expenses, with threshold payout level resulting from a 1.2% increase in such expenses for 2010 over 2009, target payout level at a 0.9% decrease in such expenses and maximum payout level at a 3.0% decrease in such expenses.

•

Mr. Hibbs had 45% of his target bonus tied to the financial performance of the Asset Management business he leads, with goals based on segment revenues, segment income before income taxes and segment operating expenses before corporate overhead allocations, with target payout levels reflecting our expectations for this segment of low single digit revenue growth, strong income growth and operating expense reductions resulting from our 2009 cost-saving initiatives.

•

Mr. Harbolt and Mr. McMillan each had 45% of their respective target bonus tied to the financial performance of the Insurance Services business they jointly lead, with goals based on segment premiums, segment income before income taxes and segment operating expenses before corporate overhead allocations, with target payout levels reflecting our expectations for this segment of low single digit premium growth, lower income than 2009 and increased operating expenses resulting from implementation of new customer service programs.

•

In addition, Mr. Ness and Mr. Chadee each had 10% of their target bonus tied to goals for maintaining the strength of our balance sheet, which the Committee views as very important for long-term growth and financial flexibility, with the maximum payout being paid for achieving the same target Standard & Poor’s capital adequacy ratio and double leverage ratio as of December 31, 2010 as we achieved at December 31, 2009.

All Named Executive Officers, with the exception of Mr. Ness, also had portions of their target bonuses tied to completion of projects included in their individual or divisional plans for the year. Finally, 20% of the target bonus for each Named Executive Officer is at the discretion of the Committee, allowing the Committee to consider and reward other aspects of the individual performance of each Named Executive Officer for the year. Eligible payouts under the discretionary portion of the 2010 STIP range from 10% to 30%.

Total STIP payouts as a percentage of target for 2010 were 76.6% for Mr. Ness, 105.1% for Mr. Chadee, 101.4% for Ms. Durham, 70.4% for Mr. Harbolt, 107.8% for Mr. Hibbs, 70.4% for Mr. McMillan, and 97.2% for Mr. O’Brien. The following table summarizes our performance in 2010 under the various STIP financial performance goals described above and in footnote (1) to the “Grants of Plan-Based Awards in 2010” table, either in absolute terms or by comparison to 2009 performance, and the resulting payouts as a percentage of target for each goal.

Performance Goal	Officer(s) Covered	2010 Performance	Payout %
Earnings per share excluding after-tax net capital gains and losses	All	$4.70 per share	—%
Consolidated revenues excluding net capital gains and losses	Ness, Chadee, Durham, O’Brien	0.7% increase	94.0
Consolidated operating expenses	Ness, Chadee, Durham, O’Brien	6.3% decrease	150.0
Asset Management revenues	Hibbs	8.2% increase	150.0
Insurance Services premiums	Harbolt, McMillan	0.5% decrease	57.3
Asset Management direct operating expenses	Hibbs	7.3% decrease	150.0
Insurance Services direct operating expenses	Harbolt, McMillan	0.1% decrease	150.0
Asset Management income before income taxes	Hibbs	52.3% increase	150.0
Insurance Services income before income taxes	Harbolt, McMillan	11.9% decrease	—
Balance sheet ratios	Ness, Chadee	>180% for capital adequacy; <110% for double leverage	150.0

STIP payouts for completion of projects included in individual or divisional plans as a percentage of target were 142.5% for Mr. Chadee, 136.0% for Ms. Durham, 108.7% for Mr. Harbolt, 108.7% for Mr. Hibbs, 108.7% for Mr. McMillan and 125.3% for Mr. O’Brien. Payouts under the discretionary portion of the 2010 STIP as a percentage of target were 125.0% for Mr. Ness, 125.0% for Mr. Chadee, 120.0% for Ms. Durham, 115.0% for Mr. Harbolt, 120.0% for Mr. Hibbs, 115.0% for Mr. McMillan, and 115.0% for Mr. O’Brien.

Long-Term Incentive Component

The long-term incentive component of our executive compensation program consists of performance share awards and stock options. These incentives are designed to align the interests of our officers with those of our shareholders, to reinforce management’s long-term focus on corporate performance, and to provide an incentive for key executives to remain with the Company for the long term. Because all of our long-term incentives are stock-based, these incentives carry a significant exposure for the executives to downside equity performance risk.

In setting the target long-term incentive value (“Target LTI Value”) for awards granted in early 2010, the Committee considered peer group and market survey data provided by Mercer. The Committee also considered internal equity and retention objectives and applied judgment in weighing the relative contributions and responsibilities of the executives. The Committee generally seeks to set Target LTI Values between the 50th and 75th percentiles of the market information, but also considers the executive’s experience, tenure in their position and the economic environment. For 2010, the Target LTI Values approved by the Committee for Mr. Chadee, Mr. Hibbs and Mr. O’Brien were unchanged from the Target LTI Values approved by the Committee for each of them for the 2009 annual long-term incentive awards. For Mr. Chadee and Mr. Hibbs, these unchanged award levels were below the 50th percentiles of peer group and survey data for their positions, reflecting tenure in their position and the economic environment prevailing in early 2010. The Target LTI Value for Mr. Ness for 2010 increased by $240,000 to $1,200,000 in recognition of his promotion to CEO, but at a level that was below the median of both the peer group and survey data for his position. The Target LTI Value for Ms. Durham established when she was hired was between the 50th and 75th percentiles of the survey data for her position.

For awards made in 2010, the Committee decided to continue the allocation approach initiated in 2009 whereby 25% of the Target LTI Value is allocated to each of stock options and performance shares, and executives are allowed to make an advance election regarding the allocation of the remaining 50% of the Target LTI Value. For all Named Executive Officers other than Ms. Durham, the portion of the Target LTI Value allocated to performance shares was then converted into a target number of shares using a stock price of $38.886, which was the average closing price of our common stock for the last three months of 2009, and the portion of the Target LTI Value allocated to stock options was then converted into a number of option shares based on an option value of $14.9322 which was the Black Scholes value at the end of 2009 of an option granted with an exercise price of $38.886. For Ms. Durham, the Target LTI Value was allocated to performance shares and options using a stock price of $41.417 and an option value of $16.0573, reflecting the higher average closing price of our common stock for the three months preceding her start date in March 2010. This approach to allocating Target LTI Values reflects the Committee’s recognition that each executive is the best judge of which long-term incentive provides the greater motivation to him or her. We believe that this increases the perceived value of the awards to the executive and further aligns the interests of executives with those of shareholders. The following table shows the Target LTI Value awarded to each Named Executive Officer in early 2010, the allocation of such value between stock options and performance shares based on each Named Executive Officer’s election, and the resulting number of stock options and performance shares awarded:

2010 Annual Long-Term Incentive Awards

	Target LTI Value	Stock Options		Performance Shares
Name		Percent	Quantity	Percent	Target	Maximum
J. Greg Ness	$1,200,000	45.0%	36,163	55.0%	16,973	24,246
Floyd F. Chadee	550,000	75.0	27,625	25.0	3,536	5,051
Katherine Durham	200,000	25.0	3,114	75.0	3,622	5,174
James B. Harbolt	260,000	25.0	4,353	75.0	5,015	7,164
Scott A. Hibbs	350,000	65.0	15,236	35.0	3,150	4,501
Daniel J. McMillan	260,000	25.0	4,353	75.0	5,015	7,164
David M. O’Brien	288,000	50.0	9,644	50.0	3,703	5,290

Ms. Durham received an additional stock option grant for 5,000 shares as part of the package needed to attract her to join the Company and consistent with our general policy of offering stock options as hiring incentives to new vice president-level employees.

Performance Shares

Performance shares, which are issuable only if performance criteria specified in the award agreement are met, are an integral part of our long-term incentive program. Performance shares focus the recipients on designated long-term performance goals and vest only to the extent those goals are met. The Committee makes annual performance share awards with payouts based on our financial performance over the three-year performance cycle commencing with the year the award is made. In 2010 the Committee made a performance share grant to each Named Executive Officer with vesting based on achievement of performance goals over the period of 2010 to 2012.

For the performance share awards made in 2010, the Committee changed the performance components from those used in prior years to more directly link the performance goals to our long-term financial objectives and shareholder returns. The performance criteria for the 2010 awards consist of the following three components:

•

Comparative Premium Growth, which is measured as the excess of (a) our percentage increase in premiums for group life, AD&D and disability product lines from 2009 to 2012 over (b) the aggregate percentage increase in premiums reported by a peer group of our competitors for the same period in similar product lines (weighted at 50%). This component is based on our long-term financial objective of increases in premiums every year that are at least 1% to 2% greater than the industry growth rate. Accordingly, a payout at target under this component will result from premium growth over the three-year performance period that exceeds the peer group’s premium growth by 3 percentage points, and a maximum payout will result from premium growth that exceeds the peer group’s premium growth by at least 6 percentage points.

•

Average annual return on equity (excluding after-tax net capital gains and losses from net income and excluding accumulated other comprehensive income from equity) for 2010, 2011 and 2012 (weighted at 25%). This component is based on our long-term financial objective of maintaining this measure of return on equity at 14% to 15%. Recognizing the challenging environment for our businesses for at least the early portion of this performance period, we set the performance goals for this component based on average return on equity for the three years of 12.6% for a threshold payout, 13.5% for a target payout and 15.0% for a maximum payout.

•

Comparative Total Shareholder Return, measured as the excess of total return on our common stock for the performance period over the total return of the S&P 500 for the performance period (weighted at 25%). This component is intended to reward executives for producing above-market returns for shareholders. Payout at target under this component will result from total shareholder return that exceeds the S&P 500 by 2 percentage points, and a maximum payout will result from total shareholder return that exceeds the S&P 500 by at least 6 percentage points.

Each performance share award specifies a maximum number of shares issuable if exceptional performance is achieved on all three performance criteria. The target level of each award is equal to 70% of the maximum number of shares and is issuable if target performance levels are achieved on all three criteria.

Executive Officers received awards in 2008 to be paid out based on performance in 2010 based on the following goals: growth in earnings per share excluding after-tax net capital gains and losses (weighted at 50%), growth in revenues excluding capital gains and losses (weighted at 35%), and growth in income before income taxes of the Asset Management segment (weighted at 15%). Based upon our performance in 2010, payouts of these awards were 13.9% of the maximum number of shares. Earnings per share excluding after-tax net capital gains and losses was $4.70 for 2010, representing a 2.6% compounded annual increase over 2007 results, and resulting in a payout percentage of 14.0% of maximum for that goal. Revenues excluding capital gains and losses of $2.82 billion represented a 1.3% compounded annual increase over 2007 revenues, resulting in a payout percentage of 8.3% of maximum for that goal. Income before income taxes of the Asset Management segment of $56.8 million represented a compounded annual increase of 9.8% as compared to 2007 income before income taxes, resulting in a payout percentage of 26.2% of maximum for that goal.

Stock Options

Options for 2010 for the Named Executive Officers were approved by the Committee on December 11, 2009 to be granted effective on January 4, 2010 with an exercise price equal to the closing market price on that day. This was consistent with our usual practice of making our annual option grants effective on the first business day of each year. Options promote executive retention because they carry four-year vesting periods and are forfeited if the employee leaves before retirement or vesting occurs. Stock options are granted with terms of 10 years. The Committee views stock options as a key tool to match executive performance with long-term shareholder goals. Stock options also provide significant upside reward to executives for strong stock performance, but little or no reward for poor stock performance.

Benefits Component

Retirement Plans

Defined Benefit Plans. The Standard Retirement Plan for Home Office Personnel is our qualified pension plan generally available to our employees hired on or before January 1, 2003, including all of the Named Executive Officers other than Mr. Chadee, Ms. Durham and Mr. O’Brien. We closed the pension plan to new participants in January 2003 to gradually phase out this benefit; employees hired since then receive annual supplemental contributions to our defined contribution plans in lieu of participation in the pension plan. Benefits under the pension plan are based on years of service and final average earnings, as is typical for defined benefit plans. However, the Internal Revenue Code limits the amount of annual earnings that can be included in calculating final average earnings under a qualified pension plan, which limits the retirement benefits of senior executives relative to their earnings during employment. To provide a level of income replacement in retirement consistent with that provided to other employees, and to provide a benefit package believed to be competitive with that provided to executives in comparable positions at comparable insurance companies, we provide the Named Executive Officers other than Mr. Chadee, Ms. Durham and Mr. O’Brien with nonqualified supplemental pension benefits under our Supplemental Retirement Plan for the Senior Management Group. This plan provides benefits that cover the difference between benefits payable under the pension plan and the benefits that would be payable under the pension plan without the limit on covered compensation required by the Internal Revenue Code. For details regarding the determination and payment of benefits under the pension plan and the supplemental plan, and the present value of accumulated benefits for each Named Executive Officer, see “Pension Benefits at December 31, 2010.”

Defined Contribution Plans. The Standard 401(k) Plan is our tax qualified retirement savings plan pursuant to which our employees, including the Named Executive Officers, are able to make pre-tax contributions from their salary and bonus compensation. We make matching contributions for all participants each year equal to 100% of their elective deferrals up to 3% of their total salary and bonus plus 50% of elective deferrals on the next 2% of their total salary and bonus. For employees hired after January 1, 2003, including Mr. Chadee, Ms. Durham and Mr. O’Brien, who are not eligible for our pension plan, we make annual supplemental contributions under the 401(k) Plan equal to 2% to 6% (depending on years of service) of total salary and bonus. The Internal Revenue Code limits the amount of compensation that can be deferred, matched and supplemented under the 401(k) Plan. We also provide our Executive Officers with the opportunity to defer salary and bonus under our nonqualified Deferred Compensation Plan for Senior Officers, which is also believed to be an appropriate element of a competitive benefit package relative to executives in comparable positions at comparable insurance companies. We make matching contributions under this plan equal to 100% of elective deferrals up to 4% of excess salary and bonus, which is similar to the matching formula under the 401(k) Plan. We also make supplemental contributions under this plan equal to the amounts that would have been contributed under the 401(k) plan formula if not for the tax law limits. Matching and supplemental contributions in 2010 for the Named Executive Officers under both plans are included under the heading “All Other Compensation” in the Summary Compensation Table below.

Change of Control arrangements

We have provided change of control severance protection to our Executive Officers since we became a publicly-traded company in 1999. The purpose of our change of control compensation program is to retain senior leadership and maintain management’s objectivity should the Company become engaged in a change of control situation. The specific terms of our Change of Control agreements and the potential benefits payable on a change of control are discussed under “Potential Payments Upon Termination or Change of Control” below. In 2010, the Committee received an update from Mercer on change of control market trends and potential issues under the policies of proxy advisory firms. After considering the advice of Mercer, in December 2010 the Committee approved restated Change of Control agreements with Executive Officers that included the following significant changes:

•	Eliminated gross-up payments for the excise tax on excess parachute payments.

•

Revised the definition of Change of Control to require completion of the merger, consolidation or sale of assets; under the prior agreement, change of control occurred upon shareholder approval of such transactions.

•

Reduced from 3x to 2x the multiple of salary and target bonus provided as a cash severance benefit, while at the same time eliminating a provision of the prior agreement that controlled the increase in change of control benefits by limiting the cash severance benefit to the greater of $1,500,000 or three times the Executive’s salary and target bonus in 2006 or, if applicable, the later year he or she became an Executive Officer.

Stock Ownership Guidelines

The Committee has adopted a compensation philosophy that supports significant stock ownership on the part of directors and executives, which it believes promotes long-term growth in both the Company and in shareholder returns. Accordingly, the Committee also has adopted the following stock ownership guidelines for Executive Officers:

•	CEO—four times annual salary.

•	All other Executive Officers—two times annual salary.

For purposes of our guidelines, “ownership” excludes stock options that are not yet vested, stock options that are vested but not yet exercised, and restricted shares that have not yet vested. The guidelines provide that the value of our stock used to measure compliance is a 24-month rolling average of the closing market price. In adopting these guidelines, the Committee acknowledged that executives would require several years to achieve the intended ownership levels. The Committee annually reviews the progress of the Named Executive Officers in achieving these stock ownership objectives. As of December 31, 2010, none of the Named Executive Officers had met their stock ownership goals. All of the Named Executive Officers are relatively new in their current positions, and are expected to accumulate shares under our stock compensation programs over the next several years to achieve their goals.

Director Stock Ownership Guidelines are discussed under “Director Compensation” below.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their chief executive officer and certain other highly compensated Executive Officers. The Internal Revenue Code generally excludes from the calculation of the $1 million cap, compensation that is based on the attainment of pre-established, objective performance goals established under a shareholder-approved plan. Stock options and performance share awards (Long Term Incentive Awards) under our 2002 Stock Incentive Plan are structured in a manner intended to qualify any compensation paid thereunder as “performance-based compensation” excluded from the calculation of the $1 million annual cap. In addition, our Short Term Incentive Plan is designed to qualify a portion of the annual bonus paid to each officer as “performance-based compensation” exempt from the $1 million cap. The 2010 STIP performance goals based on earnings per share excluding after-tax net capital gains and losses, consolidated and segment revenues, consolidated and segment operating expenses, segment income before income taxes, and balance sheet ratios all were intended to be the type of pre-established, objective performance goals that enable exclusion of the resulting compensation from the $1 million cap. These 162(m) qualified performance goals covered the following percentages of officers’ annual bonus targets for 2010: 80% for Mr. Ness, 60% for Mr. Chadee, 50% for Ms. Durham, 65% for Mr. Harbolt, 65% for Mr. Hibbs, 65% for Mr. McMillan and 50% for Mr. O’Brien. As a result of the Committee’s various actions to qualify compensation as “performance-based,” none of the compensation paid to the Named Executive Officers in or for performance in 2010 was considered nondeductible under Section 162(m).

Report of the Organization & Compensation Committee

The Organization & Compensation Committee reports as follows:

•	The Organization & Compensation Committee has completed its review and discussions with management of the section of this proxy statement entitled “Compensation Discussion and Analysis;” and

•

The Organization & Compensation Committee has, based on the above-referenced review and discussions with management, recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement.

Organization & Compensation Committee
Peter O. Kohler, M.D., Chair	Frederick W. Buckman
Virginia L. Anderson	Stanley R. Fallis
George J. Puentes	Michael G. Thorne

Director Compensation

The following table describes compensation for non-employee Directors for 2010:

Annual Board Retainer	$65,000
Annual Chairman of the Board Retainer	25,000
Annual Lead Director Retainer	25,000
Annual Audit Committee Chair Retainer	15,000
Annual Organization & Compensation Committee Chair Retainer	10,000
Annual Finance & Operations Committee Chair Retainer	7,500
Annual Nominating & Corporate Governance Committee Chair Retainer	7,500
Annual Stock Grant	50,000
Annual Stock Option Grant	50,000

The annual stock option grant is made to each non-employee Director on the date of each annual meeting, and is for a number of shares having a Black-Scholes value equal to $50,000 on the grant date. The annual stock grant is received by each non-employee Director at the end of each year of service between annual meetings, and is for a number of shares having a value equal to $50,000 on the first day of the service period.

The Company’s Stock Ownership Guidelines require that Directors endeavor to own and hold shares of the common stock of the Company equal to at least three times their annual retainer within the first several years after becoming a Director.

The Company reimburses Directors for all travel and other expenses incurred in connection with their duties. The Company’s Directors receive only one retainer for serving on the boards of StanCorp and Standard Insurance Company.

Non-employee Directors are eligible to participate in the Company’s Deferred Compensation Plan for Directors. Under this plan, each Director may elect in advance to defer all of his or her annual cash retainer. Deferred amounts are credited to participants’ accounts under the plan and are credited periodically with the rate of return on the Standard Insurance Company Stable Asset Fund. The Standard Insurance Company Stable Asset Fund is one of the Company’s investment products for 401(k) plans and had a return of 5.0% in 2010. Participants make elections regarding distribution of their accounts at the time they elect to defer compensation. Distributions commence in the month following the later of the date a participant ceases to be a Director or the participant’s 65th birthday, and may be made in a lump sum or in annual installments over a period of two to ten years.

Director Compensation in 2010

The following table provides information regarding compensation of non-employee Directors for 2010:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Virginia L. Anderson	65,000	50,008	49,996	—	165,004
Frederick W. Buckman	70,000	50,008	49,996	—	170,004
Stanley R. Fallis	80,000	50,008	49,996	—	180,004
Peter O. Kohler, M.D.	75,000	50,008	49,996	—	175,004
Duane C. McDougall	65,000	50,008	49,996	—	165,004
Jerome J. Meyer	35,000	—	—	10,000	45,000
Eric E. Parsons	190,000	50,008	49,996	—	290,004
George J. Puentes	65,000	50,008	49,996	—	165,004
Mary F. Sammons	65,000	50,008	49,996	—	165,004
E. Kay Stepp	65,000	50,008	49,996	—	165,004
Michael G. Thorne	97,500	50,008	49,996	—	197,504
Ronald E. Timpe	65,000	50,008	49,996	2,000	167,004

(1)

Represents the aggregate amount of annual Board and Committee retainer fees earned or paid to non-employee Directors. For Mr. Parsons, the amount also includes $100,000 paid to him in 2010 as part of a $200,000 fee related to his transition from CEO to non-employee Director. Mr. Parsons received the initial $100,000 of the transition fee in 2009.

(2)

Represents the fair value as of May 3, 2010 of the Company’s common stock to be issued in May 2011 as compensation for services performed from May 2010 to May 2011. The fair value of these stock awards is equal to approximately $50,000 or 1,116 shares based on the closing market price of the Company’s common stock on the first day of the service period. Directors who join the Board after May 2010 will receive in May 2011 a number of shares determined by multiplying $50,000 by the portion of the period between annual meetings served as a Director, and dividing by the closing market price of the Company’s common stock on the date the Director joined the Board.

(3)

Represents the fair value of option awards granted during 2010 and valued using a Black-Scholes option valuation model, disregarding forfeitures. These option awards vest ratably over a one-year vesting period. On May 3, 2010, each non-employee Director was granted an option for 2,818 shares with a Black-Scholes option valuation price of $17.7415 per share. The assumptions made in determining the grant date fair values of options are disclosed in Note 3 of Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. As of December 31, 2010, non-employee Directors held outstanding options for the following numbers of shares of the Company’s common stock:

Virginia L. Anderson	54,838	Duane C. McDougall	4,338	E. Kay Stepp	39,838
Frederick W. Buckman	54,838	Eric E. Parsons	564,337	Michael G. Thorne	57,838
Stanley R. Fallis	22,838	George J. Puentes	4,645	Ronald E. Timpe	30,838
Peter O. Kohler, M.D.	48,838	Mary F. Sammons	7,838

(4)

Represents the aggregate amount of charitable donations made by the Company on behalf of non-employee Directors to qualified non-profit organizations and educational institutions. Retirees of the Company, including Mr. Timpe, are eligible to participate in the Company’s employee giving campaign. Under this program, the Company matches eligible gifts up to $10,000. Separately, the Company makes a charitable donation of $10,000 on behalf of retiring Directors to the qualified non-profit organization or educational institution of the Director’s choice. During 2010, the Company made a $10,000 charitable donation on behalf of Mr. Meyer as a result of his retirement from the Board.

Executive Compensation

Summary Compensation Table

The following table shows compensation earned by the Chief Executive Officer, the Chief Financial Officer and the five other most highly compensated Executive Officers who were serving as Executive Officers on December 31, 2010 (“Named Executive Officers”):

Name and Principle Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(1) ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
J. Greg Ness	2010	650,000	162,500	669,076	576,380	335,400	1,108,123	81,913	3,583,392
President and	2009	612,500	291,915	210,541	941,703	315,315	1,266,498	84,532	3,723,004
Chief Executive Officer	2008	541,667	198,273	385,179	768,985	198,360	1,482,317	53,814	3,628,595
Floyd F. Chadee	2010	460,000	284,575	139,389	440,298	178,020	—	78,146	1,580,428
Senior Vice President and	2009	460,000	286,300	301,558	168,131	220,455	—	49,962	1,486,406
Chief Financial Officer	2008	315,144	314,762	163,457	241,008	98,584	—	100,665	1,233,620
Katherine Durham	2010	226,346	89,100	166,032	140,326	50,325	—	39,201	711,330
Vice President Marketing and Communications
James B. Harbolt	2010	260,000	61,308	197,691	69,380	48,516	113,209	50,617	800,721
Vice President Insurance Services Group
Scott A. Hibbs	2010	335,000	81,003	124,173	242,837	135,675	96,616	36,366	1,051,670
Vice President Asset Management Group	2009	310,000	89,094	89,564	278,176	137,454	70,146	34,790	1,009,224
Daniel J. McMillan	2010	260,000	61,308	197,691	69,380	48,516	168,960	46,622	852,477
Vice President Insurance Services Group
David M. O’Brien	2010	300,000	109,080	145,972	153,710	65,880	—	60,363	835,005
Senior Vice President Information Technology	2009	285,000	102,600	52,629	264,121	75,069	—	55,509	834,928

(1)

The total bonus earned by each Named Executive Officer under the Company’s STIP is equal to the sum of the amounts reported in the Bonus column and the Non-Equity Incentive Plan Compensation column. For Mr. Chadee, the Bonus column also includes $100,000 paid to him in 2008, 2009 and 2010 as the first, second and third installments of a $300,000 hiring bonus.

(2)

Represents the amount of the grant date estimate of compensation expense to be recognized over the service period with respect to performance share awards granted in 2010, excluding the effect of forfeitures. The grant date estimate of compensation expense for performance share awards in any year is generally equal to 70% of the maximum number of performance shares multiplied by the closing market price of the Company’s common stock on the grant date. For 2010, the maximum values for the performance share awards assuming the highest level of performance conditions are probable would be $955,777, $199,110, $237,176, $282,405, $177,429, $282,405 and $208,532 for Mr. Ness, Mr. Chadee, Ms. Durham. Mr. Harbolt, Mr. Hibbs, Mr. McMillan and Mr. O’Brien, respectively.

(3)

Represents the grant date fair value of options granted in 2010, disregarding estimated forfeitures, estimated using the Black-Scholes option pricing model. The assumptions made in determining the grant date fair values of options are disclosed in Note 3 of Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(4)	All amounts represent changes in the actuarial present value of accumulated benefits under the Company’s qualified pension plan and supplemental retirement plan.
(5)

Includes Company matching contributions to the accounts of the Named Executive Officers under the Company’s 401(k) plan and the Company’s nonqualified deferred compensation plan of $34,277, $34,670, $4,019, $13,795, $9,800, $9,800, and $19,191 for Mr. Ness, Mr. Chadee, Ms. Durham, Mr. Harbolt, Mr. Hibbs, Mr. McMillan and Mr. O’Brien, respectively. For Mr. Chadee and Mr. O’Brien, includes $17,335 and $14,394, respectively, of supplemental contributions under the Company’s 401(k) plan and the Company’s nonqualified deferred compensation plan. Also included in this column are amounts for tax and financial planning, club dues and parking received by the Named Executive Officers. For Mr. Ness, also includes $18,140 paid in 2010 to cover income taxes on imputed value realized in 2009 related to a share repurchase for tax withholding on vesting of restricted shares. The amounts in this column also include payments to cover income taxes on the tax and financial planning benefits provided in the amounts of $7,906, $7,906, $11,692, $11,692, $7,906, $11,692, and $7,906 for Mr. Ness, Mr. Chadee, Ms. Durham, Mr. Harbolt, Mr. Hibbs, Mr. McMillan and Mr. O’Brien, respectively.

Grants of Plan-Based Awards in 2010

The following table contains information concerning the 2010 bonus opportunities for the Named Executive Officers under the Company’s STIP, and the long-term performance share awards and stock options granted to the Named Executive Officers in 2010.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J. Greg Ness			260,000	520,000	780,000
	2/8/2010	2/8/2010				24	16,973	24,246			669,076
	1/4/2010	12/11/2009							36,163	41.47	576,380
Floyd F. Chadee			103,500	207,000	310,500
	2/8/2010	2/8/2010				5	3,536	5,051			139,389
	1/4/2010	12/11/2009							27,625	41.47	440,298
Katherine Durham			34,375	68,750	103,125
	3/5/2010	3/2/2010				5	3,622	5,174			166,032
	3/2/2010	3/2/2010							5,000	44.21	84,982
	3/5/2010	3/2/2010							3,114	45.84	55,344
James B. Harbolt			50,700	101,400	152,100
	2/8/2010	2/8/2010				7	5,015	7,164			197,691
	1/4/2010	12/11/2009							4,353	41.47	69,380
Scott A. Hibbs			65,325	130,650	195,975
	2/8/2010	2/8/2010				5	3,150	4,501			124,173
	1/4/2010	12/11/2009							15,236	41.47	242,837
Daniel J. McMillan			50,700	101,400	152,100
	2/8/2010	2/8/2010				7	5,015	7,164			197,691
	1/4/2010	12/11/2009							4,353	41.47	69,380
David M. O’Brien			45,000	90,000	135,000
	2/8/2010	2/8/2010				5	3,703	5,290			145,972
	1/4/2010	12/11/2009							9,644	41.47	153,710
(1)

All amounts reported in these columns represent a portion of the potential bonuses payable for performance in 2010 under the Company’s STIP. Under this plan, varying percentages of the participants’ target bonuses are based on the Company’s performance against financial objectives, varying percentages are based on completion of individual projects, and the remaining 20% of each participant’s target bonus is in the discretion of the Organization & Compensation Committee (the “Committee”). Only the portion of the target bonus based on performance against financial objectives is considered an incentive plan award reportable in this table. The Committee approved total target bonus levels under the 2010 STIP of 100% of base salary for Mr. Ness, 75% of base salary for Mr. Chadee, 60% of pro-rated base salary for Ms. Durham, and 60% of base salary for Mr. Harbolt, Mr. Hibbs, Mr. McMillan and Mr. O’Brien. The target amounts in the table represent 80% of the total target bonus for Mr. Ness, 65% of the total target bonus for Mr. Harbolt, Mr. Hibbs and Mr. McMillan, 60% of the total target bonus for Mr. Chadee, and 50% of the total target bonus for Ms. Durham and Mr. O’Brien.

Forty percent of Mr. Ness’s total target bonus and 20% of the total target bonus for each other Named Executive Officer was based on 2010 earnings per share, excluding after-tax net capital gains and losses, with the target payout level of $4.93 per share, 50% threshold payout level of $4.77 per share and 150% maximum payout level of $5.14 per share. Fifteen percent of the total target bonus for Mr. Ness, Mr. Chadee, Ms. Durham and Mr. O’Brien was based on 2010 consolidated revenues, excluding net capital gains and losses, with the target payout level of $2,819.4 million, 50% threshold payout level of $2,796.4 million and 150% maximum payout level of $2,842.1 million. Fifteen percent of the total target bonus for Mr. Ness, Mr. Chadee, Ms. Durham, and Mr. O’Brien was based on controlling 2010 consolidated operating expenses, with the target payout level of $472.0 million, 50% threshold payout level of $482.0 million and 150% maximum payout level of $462.0 million.

Fifteen percent of the total target bonus for Mr. Harbolt and Mr. McMillan was based on 2010 income before income taxes of the Insurance Services Segment, with the target payout level of $346.7 million, 50% threshold payout level of $336.1 million and 150% maximum payout level of $362.0 million. Fifteen percent of the total target bonus for Mr. Harbolt and Mr. McMillan was based on 2010 premiums of the Insurance Services Segment, with the target payout level of $2,100.7 million, 50% threshold payout level of $2,048.2 million and 150% maximum payout level of $2,153.2 million. Fifteen percent of the total target bonus for Mr. Harbolt and Mr. McMillan was based on a non-published measure of direct operating expenses defined as 2010 operating expenses of the Insurance Services Segment before corporate overhead allocations, with the target payout level based on a 3.1% increase over 2009 results, 50% threshold payout level based on a 5.1% increase and 150% maximum payout level based on a 1.0% increase.

Fifteen percent of the total target bonus for Mr. Hibbs was based on 2010 income before income taxes of the Asset Management Segment, with the target payout level of $45.7 million, 50% threshold payout level of $44.3 million and 150% maximum payout level of

$48.5 million. Fifteen percent of the total target bonus for Mr. Hibbs was based on 2010 revenues of the Asset Management Segment, with the target payout level of $388.2 million, 50% threshold payout level of $376.6 million and 150% maximum payout level of $399.3 million. Fifteen percent of the total target bonus for Mr. Hibbs was based on a non-published measure of direct operating expenses defined as 2010 operating expenses before corporate overhead allocations of the Asset Management Segment, with the target payout level based on a 2.6% decrease over 2009 results, 50% threshold payout level based on a 0.7% decrease and 150% maximum payout level based on a 4.6% decrease.

Another 10% of the target bonus for Mr. Ness and Mr. Chadee was based on balance sheet management, which the Committee views as very important for long-term growth and financial flexibility, with the 50% threshold payout level based on achieving a capital adequacy ratio as calculated by Standard & Poor’s for Standard Insurance Company at December 31, 2010 of at least 150% and a double leverage ratio also as calculated by Standard & Poor’s for StanCorp Financial Group, Inc. at December 31, 2010 of no more than 130%, target payout level based on achieving the threshold level and either achieving a capital adequacy ratio of at least 170% or a double leverage ratio of no more than 125%, and the 150% maximum payout level based on achieving a capital adequacy ratio of at least 170% and a double leverage ratio of no more than 125%.

(2)

All amounts reported in these columns represent performance share awards under the Company’s 2002 Stock Incentive Plan payable based on the Company’s performance over the period from 2010 to 2012. Each participant’s performance share award was granted in the form of an agreement to issue Company common stock to the participant in the future if continued employment and financial performance criteria are met.

On December 31, 2012, participants who are employed by us on that date will be entitled to receive performance shares as determined according to the Company’s financial performance for the three-year performance period. Participants whose employment terminated prior to December 31, 2012 as a result of retirement, death or disability will be entitled to a pro-rata portion of the performance shares that are determined according to the Company’s financial performance. The Committee established financial performance criteria for 2010 to 2012 based on the Company’s comparative premium growth, which is measured as the excess of (a) the Company’s percentage increase in premiums for group life, AD&D and disability product lines from 2009 to 2012 over (b) the aggregate percentage increase in premiums reported by a peer group of the Company’s competitors for the same period in similar product lines (weighted at 50%), the Company’s average annual return on equity, excluding after-tax net capital gains and losses from net income and accumulated other comprehensive income (loss) from equity for 2010, 2011, and 2012 (weighted at 25%), and the Company’s comparative total stock return, which is measured as the excess of the total return on the Company’s common stock for the performance period over the total return of the S&P 500 for the performance period (weighted at 25%). For comparative premium growth, vesting at the target payout level will result from premium growth over the three-year performance period that exceeds the peer group’s premium growth by 3 percentage points, vesting at the threshold payout level will result from a premium growth that exceeds the peer group’s premium growth and vesting at the maximum payout level will result from premium growth that exceeds the peer group’s premium growth by at least 6 percentage points. For average annual return on equity, excluding after-tax net capital gains and losses from net income and accumulated other comprehensive income (loss) from equity for 2010 to 2012, vesting at the target payout level will result from an average annual return on equity of 13.5%, vesting at the threshold payout level will result from an average annual return on equity of 12.6% and vesting at the maximum payout level will result from an average annual return on equity of 15.0%. For comparative total stock return, vesting at the target payout level will result from total shareholder return that exceeds the S&P 500 by 2 percentage points, vesting at the threshold payout level will result from total shareholder return that exceeds the S&P 500 and vesting at the maximum payout level will result from total shareholder return that exceeds the S&P 500 by at least 6 percentage points.

(3)

All amounts reported in this column represent options granted under the Company’s 2002 Stock Incentive Plan. Options generally become exercisable in four equal installments on the first four anniversaries of the grant date. Vesting may be accelerated in certain circumstances as described below under “Potential Payments Upon Termination or Change of Control.” Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee’s termination of employment.

(4)

For performance-based awards, represents the fair value of the target number of performance shares issuable, based on the closing market price of the Company’s common stock on the grant date. For option awards granted on January 4, 2010, represents the grant date fair value of options granted based on a value of $15.9384 per share calculated using the Black-Scholes option pricing model. For option awards granted on March 2, 2010, represents the grant date fair value of options granted based on a value of $16.9964 per share calculated using the Black-Scholes option pricing model. For option awards granted on March 5, 2010, represents the grant date fair value of options granted based on a value of $17.7726 per share calculated using the Black-Scholes option pricing model. These are the same values for these equity awards used under applicable financial accounting rules. The assumptions made in determining these values are disclosed in Note 3 of Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Outstanding Equity Awards at December 31, 2010

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exercisable (#)	Number of Shares Underlying Unexercised Options Unexercisable (#)		Options Exercise Price ($)	Options Expiration Date	Equity Incentive Plan Awards: Number of Unsecured Shares (#)		Equity Incentive Plan Awards: Market Value of Unsecured Shares ($)
J. Greg Ness	25,000	—		26.31	2/11/2012	7,969	(10)	359,721
	25,000	—		24.41	2/10/2013	16,973	(11)	766,161
	25,000	—		32.53	2/9/2014
	5,000	—		30.94	5/3/2014
	25,000	—		41.25	1/3/2015
	30,000	—		49.95	1/3/2016
	37,500	12,500	(1)	45.49	1/3/2017
	20,787	20,788	(2)	49.75	1/2/2018
	10,000	10,000	(3)	50.08	9/22/2018
	32,508	32,507	(4)	41.36	1/2/2019
	3,042	9,127	(5)	29.16	5/4/2019
	9,041	27,122	(6)	41.47	1/4/2020

Subtotal	247,878	112,044
Floyd F. Chadee	10,000	10,000	(7)	49.63	4/7/2018	11,414	(10)	515,228
	6,652	6,651	(4)	41.36	1/2/2019	3,536	(11)	159,615
	6,906	20,719	(6)	41.47	1/4/2020

Subtotal	23,558	37,370
Katherine Durham	—	5,000	(8)	44.21	3/2/2020	3,622	(11)	163,497
	—	3,114	(9)	45.84	3/5/2020

Subtotal	—	8,114
James B. Harbolt	2,800	—		44.08	2/14/2015	5,015	(11)	226,377
	2,500	—		49.95	1/3/2016
	1,875	625	(1)	45.49	1/3/2017
	1,475	1,475	(2)	49.75	1/2/2018
	2,500	2,500	(4)	41.36	1/2/2019
	1,088	3,265	(6)	41.47	1/4/2020

Subtotal	12,238	7,865
Scott A. Hibbs	2,500	—		32.53	2/9/2014	3,390	(10)	153,025
	20,000	—		32.33	7/12/2014	3,150	(11)	142,191
	2,500	—		44.08	2/14/2015
	2,500	—		49.95	1/3/2016
	1,950	650	(1)	45.49	1/3/2017
	1,100	1,100	(2)	49.75	1/2/2018
	11,005	11,005	(4)	41.36	1/2/2019
	3,809	11,427	(6)	41.47	1/4/2020

Subtotal	45,364	24,182
Daniel J. McMillan	250	—		44.08	2/14/2015	5,015	(11)	226,377
	2,250	—		49.95	1/3/2016
	1,313	625	(1)	45.49	1/3/2017
	1,225	1,225	(2)	49.75	1/2/2018
	2,500	2,500	(4)	41.36	1/2/2019
	1,088	3,265	(6)	41.47	1/4/2020

Subtotal	8,626	7,615
David M. O’Brien	5,000	—		30.94	5/3/2014	1,992	(10)	89,919
	4,000	—		44.08	2/14/2015	3,703	(11)	167,153
	3,000	—		49.95	1/3/2016	9,200	(12)	415,288
	12,000	—		48.82	6/1/2016
	11,250	3,750	(1)	45.49	1/3/2017
	6,237	6,238	(2)	49.75	1/2/2018
	10,449	10,449	(4)	41.36	1/2/2019
	2,411	7,233	(6)	41.47	1/4/2020

Subtotal	54,347	27,670

(1)	Vest 100% on January 3, 2011.
(2)	Vest 50% on January 2, 2011 and 50% on January 2, 2012.
(3)	Vest 50% on September 22, 2011 and 50% on September 22, 2012.
(4)	Vest 50% on December 31, 2011 and 50% on December 31, 2012.
(5)	Vest one-third on May 4, 2011, one-third on May 4, 2012 and one-third on May 4, 2013.
(6)	Vest one-third on December 31, 2011, one-third on December 31, 2012 and one-third on December 31, 2013.
(7)	Vest 50% on April 7, 2011 and 50% on April 7, 2012.
(8)	Vest 25% on March 2, 2011, 25% on March 2, 2012, 25% on March 2, 2013 and 25% on March 2, 2014.
(9)	Vest 25% on March 5, 2011, 25% on March 5, 2012, 25% on March 5, 2013 and 25% on March 5, 2014.
(10)

Represents the target number of performance shares under the executive’s long-term performance-based award granted in 2009 to be earned based on performance in 2011 with vesting of earned shares to occur on December 31, 2011.

(11)

Represents the target number of performance shares under the executive’s long-term performance-based award granted in 2010 to be earned based on performance from 2010 to 2012 with vesting of earned shares to occur on December 31, 2012.

(12)

Represents the maximum number of performance shares under Mr. O’Brien’s five year performance-based award granted in 2008 to be earned based on completion of various information technology related projects by December 31, 2012 with vesting of earned shares to occur at the end of each year subject to completion of specific projects and the certification by the Chief Executive Officer. No performance shares under Mr. O’Brien’s five year performance-based award granted in 2008 vested in 2010.

Option Exercises and Stock Vested in 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Exercise ($)
J. Greg Ness	28,000	697,390	1,519	68,568
Floyd F. Chadee	—	—	658	29,702
Katherine Durham	—	—	—	—
James B. Harbolt	—	—	—	—
Scott A. Hibbs	—	—	—	—
Daniel J. McMillan	—	—	—	—
David M. O’Brien	—	—	456	20,584

(1)	Represents the number of performance shares that vested on December 31, 2010 under the executive’s long-term performance-based awards for performance in 2010.

Pension Benefits at December 31, 2010

Name	Age	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit(1) ($)
J. Greg Ness	53	Pension Plan	31	1,451,330
		SRP	31	4,672,600
Floyd F. Chadee	53	Pension Plan	N/A	—
		SRP	N/A	—
Katherine Durham	44	Pension Plan	N/A	—
		SRP	N/A	—
James B. Harbolt	48	Pension Plan	16	361,138
		SRP	16	85,578
Scott A. Hibbs	49	Pension Plan	10	167,349
		SRP	10	127,531
Daniel J. McMillan	44	Pension Plan	21	520,804
		SRP	21	112,305
David M. O’Brien	54	Pension Plan	N/A	—
		SRP	N/A	—

(1)

Represents the actuarial present value as of December 31, 2010 of the pension benefits the Named Executive Officers would receive under the respective pension plans if their employment had terminated on that date and they elected to commence receiving benefits at the earliest age at which benefits were unreduced (age 56 for Mr. Ness, age 61 for Mr. Harbolt, age 64 for Mr. Hibbs and age 57 for Mr. McMillan). The actuarial present value was calculated using a discount rate of 5.50%, the RP-2000 mortality table projected to 2010 with Scale AA and a simple annual cost-of-living adjustment of 3%, the same assumptions used in the pension benefit calculations reflected in the Company’s audited balance sheet at December 31, 2010.

The Standard Retirement Plan for Home Office Personnel (the “Pension Plan”) is the Company’s qualified pension plan. The Company’s Supplemental Retirement Plan for the Senior Management Group (the “SRP”) is a nonqualified pension program intended to augment the participating executives’ benefits under the Pension Plan, which are reduced pursuant to limitations imposed by the Internal Revenue Code.

Pension Plan

In general, all of the Company’s employees who were employed on or before January 1, 2003 and who were at least 20 years old on that date are eligible for participation in the Pension Plan. Mr. Chadee, Ms. Durham and Mr. O’Brien were hired after 2003 and are therefore not eligible under the Pension Plan. A participant’s benefits become 100% vested after five years of service. Final average earnings for purposes of calculating benefits consists of the participant’s highest average compensation for any 60 consecutive months in the last 120 months of employment, with compensation for this purpose generally consisting of salary and bonus excluding any amounts deferred under the Company’s nonqualified deferred compensation plan. However, the Internal Revenue Code limits the amount of compensation considered for purposes of calculating benefits under the Pension Plan. For 2010, compensation was limited to $245,000.

A normal retirement benefit is payable upon retirement at age 65 and is equal to the sum of (a) the participant’s years of service (up to 35) multiplied by 1.15% of the participant’s final average earnings, plus (b) the participant’s years of service (up to 35) accrued as of December 31, 2002 multiplied by 0.45% of the excess of the participant’s final average earnings over $833.33, plus (c) the participant’s years of service accrued after December 31, 2002 (not to exceed 35 minus the years of service accrued as of December 31, 2002) multiplied by 0.45% of the excess of the participant’s final average earnings over one-twelfth of an amount referred to as the Social Security covered compensation, which generally consists of the average Social Security maximum taxable wage base over the 35 years preceding the participant’s Social Security normal retirement age.

Generally upon the later of retirement or age 62, the portion of the normal retirement benefit that was accrued prior to May 30, 2003 will be subject to annual cost-of-living adjustments based on changes in the Consumer Price Index for all U.S. Urban Consumers, not to exceed a total of 3% multiplied by the number of years elapsed since the later of retirement or age 62.

Unreduced early retirement benefits are available to any eligible employee when the sum of his or her age plus years of service equals at least 90. A reduced early retirement benefit is available to any employee who is not eligible for unreduced benefits and who is either (a) over age 60 with at least 10 years of service, or (b) over age 55 and the sum of his or her age plus years of service is over 80. As of December 31, 2010, no Named Executive Officers were eligible for a reduced early retirement benefit under the Pension Plan.

The basic benefit form for retirement benefits is a monthly annuity for life. The participant may choose among different benefit forms that are the actuarial equivalent of the basic benefit.

Supplemental Retirement Plan (the SRP)

All Named Executive Officers (excluding Mr. Chadee, Ms. Durham and Mr. O’Brien) are eligible to participate in the SRP. Benefits under the SRP are equal to (a) the benefits that would be calculated under the Pension Plan if benefits were not limited by the Internal Revenue Code and compensation taken into account when determining final average earnings was not limited by the Internal Revenue Code and did not exclude amounts deferred under the Company’s nonqualified deferred compensation plan, minus (b) the actual benefits calculated under the Pension Plan. SRP benefits are otherwise determined under the same terms as benefits under the Pension Plan, except that prior to December 31, 2008, current participants were required to make an election regarding the timing for commencement of SRP benefit payments following termination of employment, and now have limited rights to change those elections.

Disability Benefits under Pension Plan and SRP

If the employment of a participant terminates as a result of disability, the participant will continue to be credited with years of service while disabled, and will be deemed to have continued to receive compensation at the rate in effect at the time of termination. If the Named Executive Officers had terminated employment on December 31, 2010 as a result of disability and then elected to commence receiving benefits at the earliest age at which benefits were unreduced, the Present Value of Accumulated Benefits for each of them as reflected in the Pension Benefits table above would be higher by the following amounts: Mr. Ness, Pension Plan—$0, SRP—$0; Mr. Harbolt, Pension Plan—$97,149, SRP—$166,802;Mr. Hibbs, Pension Plan—$164,285, SRP—$332,810; and Mr. McMillan, Pension Plan—$6,858, SRP—$172,925.

Early Retirement Benefits under Pension Plan and SRP

If a participant is eligible and elects to take early retirement prior to the participant’s normal retirement date or unreduced early retirement date, the participant’s benefit payable at early retirement will be reduced by 5%-6% for each year by which commencement of benefits precedes the earlier of the participant’s normal or unreduced early retirement date. These plan factors are more favorable to the participant than a true actuarial reduction.

Nonqualified Deferred Compensation in 2010

Name	Executive Contibutions in 2010(1) ($)	Company Contibutions in 2010(2) ($)	Aggregate Earnings in 2010 ($)	Aggregate Withdrawals/ Distributions in 2010 ($)	Aggregate Balance at 12/31/2010(3) ($)
J. Greg Ness	26,000	24,477	33,968	—	419,325
Floyd F. Chadee	437,243	37,305	22,063	—	533,076
Katherine Durham	100,481	—	7,961	—	108,442
James B. Harbolt	5,725	3,995	403	—	10,123
Scott A. Hibbs	6,700	—	16,492	—	94,732
Daniel J. McMillan	—	—	—	—	—
David M. O’Brien	29,767	16,435	24,652	—	182,114

(1)	Amounts disclosed in the “Executive Contributions in 2010” column are also included in the “Salary” column of the Summary Compensation Table.
(2)

Amounts disclosed in the “Company Contributions in 2010” column are also reported in the “All Other Compensation” column of the Summary Compensation Table. Company matching contributions for nonqualified deferred compensation are made in the year following the executive contributions.

(3)

Amounts reported in the “Aggregate Balance at 12/31/2010” column that have been reported as compensation in the Summary Compensation Table in this proxy statement or in prior year proxy statements are as follows: Mr. Ness, $359,851; Mr. Chadee $507,702; Ms. Durham, $100,481; Mr. Harbolt, $9,720; Mr. Hibbs, $6,700; Mr. McMillan, $0; and Mr. O’Brien, $88,728.

The Named Executive Officers are all eligible to participate in the Company’s Deferred Compensation Plan for Senior Officers (the “DCP”). Participants in the DCP may elect in advance to defer from 2% to 50% of their total salary and STIP bonus earned each year. The Company makes matching contributions following each year equal to the lesser of (a) 100% of the participant’s salary and STIP bonus deferred for the year, or (b) 4% of the participant’s total salary and STIP bonus for the year in excess of the limit under §401(a)(17) of the Internal Revenue Code (which limit was $245,000 for 2010). Elective and matching contributions are fully vested at all times. For DCP participants who were hired after January 1, 2003 and therefore are not eligible to participate in the Pension Plan and SRP, the Company makes supplemental contributions following each year equal to a percentage of the participant’s total salary and STIP bonus for the year in excess of the limit under §401(a)(17) of the Internal Revenue Code. The supplemental contribution percentage is initially 2%, and increases to 3% after five years of service, 4% after 10 years of service, 5% after 15 years of service, and 6% after 20 years of service. Supplemental contributions are fully vested after three years of service. Mr. Chadee, Ms. Durham and Mr. O’Brien are the only Named Executive Officers who receive supplemental contributions.

Elective, matching and supplemental contributions are credited to participants’ accounts under the DCP. Accounts are adjusted daily by the rate of return on investment options selected by the participants. The investment options available under the DCP in 2010 consisted of 17 mutual funds with a variety of investment objectives generally consistent with the investment choices available to participants in the Company’s 401(k) plan. The investment options had annual returns in 2010 ranging from 7.9% to 36.0%. Participants may reallocate their accounts among the various investment options at any time. Amounts credited to participants’ accounts are invested by us in actual investments matching the investment options selected by the participants to ensure that the Company does not bear any investment risk related to participants’ investment choices.

Participants make elections regarding distributions of their accounts at the time they elect to defer compensation, and have limited rights to change these payment elections. Distributions generally commence in the later of the seventh month following termination of employment or January of the year following termination of employment, and may be made in a lump sum or in annual installments over five or ten years. A participant may request an early distribution from his or her account as needed to meet an unforeseeable emergency. Amounts credited to participant’s accounts that were earned and vested prior to January 1, 2005, together with investment returns thereon, may be withdrawn in a single lump sum at any time subject to forfeiture of 10% of the available account balance. Upon termination of employment, these pre-2005 grandfathered amounts are distributable commencing in January of the year following termination without any further delay to the seventh month following termination.

Potential Payments upon Termination or Change of Control

Change of Control Compensation

The Company has agreed to provide certain benefits to the Named Executive Officers upon a “change of control” of StanCorp, although benefits are only payable if the Named Executive Officer’s employment is terminated without “cause” or by the officer for “good reason” within 24 months after the change of control. In the Company’s agreements, “change of control” is generally defined to include:

•	The acquisition by any person of 30% or more of the Company’s outstanding common stock.

•	The nomination (and subsequent election) in a 12 month period of a majority of the Company’s Directors by persons other than the incumbent Directors.

•	The completion of a sale or disposition of all or substantially all of the Company’s assets, or an acquisition of StanCorp through a merger or other consolidation.

In the Company’s agreements, “cause” generally includes continued neglect or willful failure or refusal to substantially perform reasonably assigned duties after notice, gross negligence or willful misconduct that is or may be harmful to the Company, dishonesty in the performance of duties, or conviction of fraud, theft or any other felony, and “good reason” generally includes a material reduction in duties, a reduction in compensation or benefits, or a relocation of the Named Executive Officer’s principal place of employment by more than 50 miles.

The following table shows the estimated change of control benefits that would have been payable to the Named Executive Officers if a change of control had occurred on December 31, 2010 and each officer’s employment was terminated on that date either by us without “cause” or by the officer with “good reason.”

Name	Cash Severance Benefit(1) ($)	Insurance Continuation(2) ($)	Stock Option Acceleration and Extension(3) ($)	Performance- Based Equity Acceleration(4) ($)	Total ($)
J. Greg Ness	2,600,000	18,069	990,202	495,231	4,103,502
Floyd F. Chadee	1,610,000	13,190	247,749	396,690	2,267,629
Katherine Durham	825,000	9,879	38,066	54,484	927,429
James B. Harbolt	662,924	—	68,108	75,474	806,506
Scott A. Hibbs	746,131	—	193,199	149,413	1,088,743
Daniel J. McMillan	574,038	—	59,780	75,474	709,292
David M. O’Brien	565,585	—	247,127	350,377	1,163,089

(1)

Cash Severance Benefit. Each Named Executive Officer has entered into a change of control agreement with the Company providing for, among other things, cash severance benefits payable by the Company if the officer’s employment is terminated by the Company without “cause” or by the officer for “good reason” within 24 months after a change of control. The cash severance benefit for each Named Executive Officer is equal to two times the sum of the officer’s annual base salary and target bonus. These amounts are payable within 30 days after termination.

Under the change of control agreements, if any payments to a Named Executive Officer in connection with a change of control are subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, and the after-tax benefits received by the Named Executive Officer are less than or equal to 115% of the maximum value that could be paid without triggering the excise tax, the agreements provide that the payments will be reduced to that maximum value. The amounts in the above table under Cash Severance Benefit and Insurance Continuation for Mr. Harbolt, Mr. Hibbs, Mr. McMillan and Mr. O’Brien have been reduced in accordance with this provision.

(2)

Insurance Continuation. If cash severance benefits are triggered, all severance agreements for Named Executive Officers also provide for continuation of health, dental and life insurance benefits paid by the Company for up to 18 months following the termination of employment, but not to the extent similar benefits are provided by a subsequent employer. The amounts disclosed in the table above represent 18 months of health, dental and life insurance benefit payments at the rates paid by the Company for each Named Executive Officer as of December 31, 2010.

(3)

Stock Option Acceleration and Extension. If cash severance benefits are triggered, all severance agreements for Named Executive Officers also provide that all of the officer’s outstanding unexercisable options will immediately become exercisable and that the standard 90-day period for exercising options following termination of employment will be extended to one year following termination, but not beyond each option’s original 10-year term. Information regarding outstanding exercisable and unexercisable options held by each Named Executive Officer is set forth in the Outstanding Equity Awards table. Amounts disclosed in the table above represent the sum of (i) for each Named Executive Officer’s outstanding unexercisable options, the aggregate value as of December 31, 2010 of those options assuming a one-year remaining term and otherwise calculated using the Black-Scholes option pricing model with the same assumptions as those disclosed in the Company’s 2010 Form 10-K, plus (ii) for each Named Executive Officer’s outstanding exercisable options, the increase in value of those options resulting from the extension of the post-termination exercise period from 90 days to one year, with the option values as of December 31, 2010 for the 90-day and one-year remaining terms calculated using the Black-Scholes option pricing model with the same assumptions used for valuing options as those disclosed in the Company’s 2010 Form 10-K.

(4)

Performance-Based Equity Acceleration. As described above in footnote 2 to the Grants of Plan-Based Awards table, the Company granted performance share awards to certain of the Named Executive Officers in February 2010, under which the Company’s common stock will be issued based on the Company’s performance from 2010 to 2012. Similar awards were granted in February 2009 under which the Company’s common stock will be issued based on the Company’s performance in 2011. The award agreements provide that upon a change of control the number of shares to be issued shall equal a pro rata portion of the target number of shares based on the portion of the three-year performance cycle completed prior to the change of control. Accordingly, for the awards granted in 2009, two-thirds of the target number of shares would have been issued if a change of control had occurred on December 31, 2010 and for the awards granted in 2010, one-third of the target number would have been issued. The payment of performance share awards occurs whether or not the officer’s employment is terminated in connection with the change of control. The amounts in the table above represent the value of performance share awards that would have paid out on a change of control based on a stock price of $45.14 per share, which was the closing price of the Company’s common stock on the last trading day of 2010.

Other Benefits Triggered on Certain Employment Terminations

As of December 31, 2010, each Named Executive Officer held options to purchase the Company’s common stock as listed in the Outstanding Equity Awards table above. Under the terms of their stock option agreements for options issued in 2008 or earlier, upon the death, disability or retirement of the officer, unexercisable options become fully exercisable and the standard 90-day period for exercising options following termination of employment is extended to five years (2 years for the option granted to Mr. Ness in September 2008), but not beyond each option’s original 10-year term. For options granted after 2008, vesting accelerates only upon death or disability (not retirement) and the optionee has a maximum remaining term of two years following termination of employment in which to exercise. If death or disability of a Named Executive Officer had occurred on December 31, 2010, the sum of (i) for outstanding unexercisable options, the aggregate value as of December 31, 2010 of those options, assuming a five-year or two-year remaining term, as applicable, and otherwise calculated using the Black-Scholes option pricing model with the same assumptions used for valuing options as those disclosed in the Company’s 2010 Form 10-K, plus (ii) for outstanding exercisable options, the increase in value of those options resulting from the extension of the post-termination exercise period from 90 days to five years or two years, as applicable, with the option values as of December 31, 2010 for 90-day, two-year and five-year remaining terms calculated using the Black-Scholes option pricing model with the same assumptions used for valuing options as those disclosed in the Company’s 2010 Form10-K, for each of the following Named Executive Officers was: Mr. Ness, $3,922,880; Mr. Chadee, $773,056; Ms. Durham, $94,619; Mr. Harbolt, $263,538; Mr. Hibbs, $726,893; Mr. McMillan, $208,505; and Mr. O’Brien, $1,069,880. None of the Named Executive Officers were eligible for retirement (as defined in the option agreements) as of December 31, 2010.

As described above in footnote 2 to the Grants of Plan-Based Awards table, the Company granted performance share awards to the Named Executive Officers in February 2010 under which shares of the Company’s common stock will be issued based on the Company’s performance from 2010 to 2012. Similar awards were granted in February 2009 under which shares will be issued based on the Company’s performance in 2011. The award agreements generally require the officer to be employed by the Company on the last day of the performance year to receive an award payout. However, if an officer’s employment earlier terminates as a result of death, disability or retirement, the former officer will be entitled to a pro-rated payout based on the portion of the performance period elapsed prior to employment termination. Accordingly, if any Named Executive Officer had terminated employment on December 31, 2010 as a result of death, disability or retirement, the officer would have received payouts based on 2011 and 2010-2012 performance after the end of those years based on the Company’s actual performance against the performance goals, with the payout based on 2011 performance calculated using two-thirds of the target number of the performance shares and the payout based on 2010-2012 performance calculated using one-third of the target number of the performance shares. Assuming achievement of target performance levels in 2011 and 2010-2012, the estimated total value of the two award payouts, based on a stock price of $45.14 per share, for each Named Executive Officer would be: Mr. Ness, $495,231; Mr. Chadee, $396,690; Ms. Durham, $54,484; Mr. Harbolt, $75,474; Mr. Hibbs, $149,413; Mr. McMillan, $75,474; and Mr. O’Brien, $350,377.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Directors and Executive Officers to file reports of holdings and transactions in the Company’s common stock with the Securities and Exchange Commission. Based on the Company’s records and other information, the Company believes that all applicable Section 16(a) filing requirements were met, except that each non-employee Director had one late report of a Director Stock Grant that occurred on May 4, 2009 due to administrative error.

Directions to the Annual Meeting

The Annual Meeting will be held at the Portland Art Museum, Mark Building, located at 1119 SW Park Avenue, Portland, Oregon.

From the East (Airport)—take Interstate 84 West to Portland. Approaching the Interstate 5 interchange, keep left and follow the Beaverton signs. On the Marquam Bridge, follow the signs marked I-405. After leaving the bridge, exit at the Salmon Street exit. Turn right on SW Salmon Street. Proceed forward five blocks. Turn right on SW Park Avenue. The Museum is two blocks ahead between Main and Jefferson, on the right.

From the North (Seattle)—take Interstate 5 South to Portland. Follow the signs marked I-405. On the Fremont Bridge, keep left toward City Center/Beaverton. Turn right on Couch Street/Burnside Street, which leads to 15th Avenue. Proceed forward five blocks. Turn left on SW Salmon Street. Turn right on SW Park Avenue. The Museum is two blocks ahead between Main and Jefferson, on the right.

From the South (Salem)—take Interstate 5 North to Portland. Approaching the downtown area, follow the signs to I-405. Once on I-405, continue and exit at the Salmon Street exit. Turn right on SW Salmon Street. Proceed forward five blocks. Turn right on SW Park Avenue. The Museum is two blocks ahead between Main and Jefferson, on the right.

From the West (Hillsboro)—take Route 26 East to Portland. After passing the Zoo exit, you will pass through the tunnel and take the City Center exit, which leads onto SW Market Street. Turn left at Tenth. Proceed forward five blocks. Turn right on SW Salmon Street. Proceed one block. Turn right on SW Park Avenue. The Museum is two blocks ahead between Main and Jefferson, on the right.

IV.    SHAREHOLDER NOMINATIONS AND PROPOSALS FOR 2012

In addition to the procedures set forth in the Corporate Governance section of this Proxy Statement whereby interested parties may propose director candidates for consideration by the Nominating & Corporate Governance Committee, the Company’s Bylaws provide a formalized process for the nomination of a director candidate at an annual meeting of shareholders. Shareholders who wish to do so must submit notice in writing between February 22, 2012 and March 18, 2012 addressed to Corporate Secretary, P12B, StanCorp Financial Group, Inc., PO Box 711, Portland, OR 97207. The notice should include the following information about each nominee whom the shareholder proposes to nominate for election or re-election as director:

•	The name, age, business and residence addresses of the nominee.

•	The principal occupation or employment of the nominee.

•	The number of shares of the Company’s common stock beneficially owned by the nominee.

•	Any other information concerning the nominee that would be required to appear in a proxy statement for the election of such nominee under the rules of the SEC.

The nominating shareholder giving notice must also provide his or her name and record address and the number of shares of the Company’s common stock owned by the shareholder.

Under the Company’s Bylaws, shareholders who wish to present proposals for action at an annual meeting must give timely notice of the proposed business to the Company’s Corporate Secretary. To be timely, a shareholder’s notice must be received by Corporate Secretary, StanCorp Financial Group, Inc., PO Box 711, Portland, OR 97207, not less than 50 days nor more than 75 days prior to that year’s annual meeting. The Company’s 2012 annual meeting is scheduled to be held on May 7, 2012. Therefore, a notice, to be timely, must be received by us between February 22, 2012 and March 18, 2012. If received after that date, the proposal, when and if raised at the 2012 annual meeting, will be subject to the discretionary vote of the proxy holder as described earlier in this material.

Please note that these rules govern raising proposals at the annual meeting. In order for a shareholder’s proposal to be considered for inclusion in the Company’s 2012 Proxy Statement, under SEC rules, the Company must have received the proposal by November 29, 2011. In order to make a proposal, the shareholder must provide the Company with a brief description of the matter to be brought before the meeting and the reasons for the proposal. In addition, the shareholder must provide his or her name and address of record, the number of shares of the Company’s common stock that the shareholder owns, and any interest that the shareholder may have in the proposal.

Holley Y. Franklin Corporate Secretary

March 28, 2011

Appendix A

STANCORP FINANCIAL GROUP, INC.

and

MELLON INVESTOR SERVICES LLC

Amended and Restated Rights Agreement

Dated as of April 20, 2009

Pro Forma Reflecting Proposed Extension

AMENDED AND RESTATED RIGHTS AGREEMENT

This AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of April 20, 2009 (the “Agreement”), between StanCorp Financial Group, Inc., an Oregon corporation (the “Company”), and Mellon Investor Services LLC (the “Rights Agent”).

WITNESSETH

WHEREAS, effective as of April 20, 2009, the Board of Directors of the Company authorized and declared a dividend of one Right for each share of Common Stock (as such terms are hereinafter defined) of the Company outstanding on April 20, 2009 (the “Record Date”), and has authorized the issuance of one Right with respect to each share of Common Stock issued by the Company between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined), with each Right initially representing the right to purchase one one-hundredth of a share of Preferred Stock (as hereinafter defined) having the rights, powers and preferences set forth in the form of Amendment to the Company’s Articles of Incorporation attached hereto as Exhibit A, upon the terms and subject to the conditions herein set forth (the “Rights”);

NOW THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereby agree as follows:

1.     Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter, defined) of such Person, shall become the Beneficial Owner (as such term is hereinafter defined) of 20 percent or more of the shares of Common Stock then outstanding; provided, however, that an Acquiring Person shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall be deemed to be an “Acquiring Person” either (i) as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by such Person to 20 percent or more of the Common Stock of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20 percent or more of the Common Stock then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed to be an “Acquiring Person,” or (ii) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a).

(b) “Act” shall mean the Securities Act of 1933, as amended.

(c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as such term is hereinafter defined), as in effect on the date of this Agreement.

(d) “Agreement” shall mean this Rights Agreement.

(e) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to beneficially own any securities:

(i) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the power to vote or dispose of, including pursuant to any agreement, arrangement or understanding, whether or not in writing;

(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire voting or dispositive power over (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; or

(iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting or disposing of any securities of the Company;

provided, however, that nothing in this paragraph (e) shall cause a person to be the “Beneficial Owner” of, or to “beneficially own,” (A) any securities that may be issued on the exercise of Rights, (B) any security if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act, (C) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (D) any securities acquired by a Person engaged in business as an underwriter of securities through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act.

(f) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(g) “Close of Business” on any given date shall mean 5:00 p.m., New York time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 p.m., New York time, on the next succeeding Business Day.

(h) “Common Stock” shall mean the Common Stock of the Company. The term “common stock” when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person together with all rights and benefits (however denominated or constituted) relating to such common stock (including, without limitation any rights or warrants to acquire additional shares of such common stock or other securities or assets, or to participate in any trust for the benefit of holders of such shares, or to share in the benefits of any agreements or other arrangements for the benefit of such holders), whether or not such rights are yet exercisable, and together with any other securities which are represented by the certificates for such common stock or are transferred in connection with transfers of such common stock.

(i) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii).

(j) “Current Per Share Market Price” shall have the meaning set forth in Section 11(d).

(k) “Current Value” shall have the meaning set forth in Section 11(a)(iii).

(l) “Definitive Acquisition Agreement” shall mean an agreement, conditioned on the approval by the holders of not less than a majority of the outstanding shares of Common Stock, with respect to a merger, recapitalization, share exchange, or a similar transaction involving the Company or the direct or indirect acquisition of more than 50 percent of the Company’s consolidated total assets.

(m) “Distribution Date” shall have the meaning set forth in Section 3(a).

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o) “Final Expiration Date” shall have the meaning set forth in Section 7(a).

(p) “Person” shall mean any individual, firm, corporation, partnership or other entity and shall include any successor (by merger or otherwise) of such entity.

(q) “Preferred Stock” means Series A Preferred Shares of the Company and, to the extent that there is not a sufficient number of Series A Preferred Shares authorized to permit the full exercise of the Rights, any other series of Preferred Shares of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Preferred Shares.

(r) “Preferred Stock Equivalents” shall have the meaning set forth in Section 11(b).

(s) “Principal Party” shall have the meaning set forth in Section 13(b).

(t) “Proposed Acquiror” shall mean any Person who has proposed or publicly announced an intention to propose a transaction that, if consummated, would cause a Stock Acquisition Date or any Section 13 Event to occur.

(u) “Purchase Price” shall mean the dollar amount payable upon exercise of one Right to acquire the number of one one-hundredths of a share of Preferred Stock or other securities or assets for which the Right is then exercisable and shall initially be the price set forth in Section 7(b).

(v) “Qualifying Offer” shall mean an offer determined by a majority of independent directors of the Company to have, to the extent required for the type of offer specified, each of the following characteristics:

(i) a fully financed all-cash tender offer or an exchange offer offering shares of common stock of the offeror, or a combination thereof, in each such case for any and all of the outstanding shares of Common Stock at the same per share consideration; provided, however, that such per share price and consideration represent a reasonable premium over the highest reported market price of the Common Stock in the immediately preceding 24 months, with, in the case of an offer that includes shares of common stock of the offeror, such per share offer price being determined using the lowest reported market price for common stock of the offeror during the five Trading Days immediately preceding and the five Trading Days immediately following the date on which the Qualifying Offer is commenced;

(ii) an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act and is made by an offeror (including Affiliates and/or Associates of such offeror) that Beneficially Owns no more than 1 percent of the outstanding Common Stock as of the date of such commencement;

(iii) an offer that, within 20 Business days after the commencement date of the offer (or within 10 Business Days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board of Directors of the Company rendering an opinion to the Board of Directors of the Company that the consideration being offered to the shareholders of the Company is either unfair or inadequate;

(iv) if the offer includes shares of common stock of the offeror, an offer pursuant to which (i) the offeror shall permit representatives of the Company, including, without limitation, a nationally recognized investment banking firm retained by the Board of Directors of the Company, legal counsel and an accounting firm designated by the Company to have access to such offeror’s books, records, management, accountants and other appropriate outside advisers for the purposes of permitting such representatives to conduct a due diligence review of the offeror in order to permit such investment banking firm (relying as appropriate on the advice of such legal counsel) to be able to render an opinion to the Board of Directors of the Company with respect to whether the consideration being offered to the Company’s shareholders is fair, and (ii) within 10 Business Days after such investment banking firm shall have notified the Company and the offeror that it had completed the due diligence review to its satisfaction (or following completion of such due diligence review within 10 Business Days after any increase in the consideration being offered), such investment banking firm does not render an opinion to the Board of Directors of the Company that the consideration being offered to the shareholders of the Company is either unfair or inadequate and such investment banking firm does not after the expiration of such 10 Business Day period render an opinion to the Board of Directors of the Company that the consideration being offered to the shareholders of the Company has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or are reasonably likely to have a material adverse affect on the value of the common stock of the offeror;

(v) an offer that is subject only to the minimum tender condition described below in item (viii) of this definition and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or any other outside advisers of the Company;

(vi) an offer pursuant to which the Company and its shareholders have received an irrevocable written commitment of the offeror that the offer will remain open for not less than 120 Business Days and, if a Special Meeting Demand is duly delivered to the Board of Directors of the Company in accordance with Section 23(b), for at least 10 Business Days after the date of the Special Meeting or, if no Special Meeting is held within the Special Meeting Period (as defined in Section 23(b)), for at least 10 Business Days following the last day of such Special Meeting Period (the “Qualifying Offer Period”);

(vii) an offer pursuant to which the Company has received an irrevocable written commitment by the offeror that, in addition to the minimum time periods specified in item (vi) of this definition, the offer, if it is otherwise to expire prior thereto, will be extended for at least 15 Business Days after (i) any increase in the price offered, or (ii) any bona fide alternative offer is commenced by another Person within the meaning of Rule 14d-2(a) of the Exchange Act; provided, however, that such offer need not remain open, as a result of clauses (vi) and (vii) of this definition, beyond (1) the time which any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open under such clauses (vi) and (vii), or (2) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e-1 of the Exchange Act, of any other tender offer for the Common Stock with respect to which the Board of Directors of the Company has agreed to redeem the Rights immediately prior to acceptance for payment of Common Stock thereunder (unless such other offer is terminated prior to its expiration without any Common Stock having been purchased thereunder) or (3) one Business Day after the shareholder vote with respect to approval of any Definitive Acquisition Agreement has been officially determined and certified by the inspectors of elections;

(viii) an offer that is conditioned on a minimum of at least a majority of the outstanding shares of the Common Stock being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

(ix) an offer pursuant to which the Company and its shareholders have received an irrevocable written commitment by the offeror to consummate as promptly as practicable upon successful completion of the offer a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to shareholders’ statutory appraisal rights, if any;

(x) an offer pursuant to which the Company and its shareholders have received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the offer consideration, or otherwise change the terms of the offer in a way that is materially adverse to a tendering shareholder (other than extensions of the offer consistent with the terms thereof);

(xi) an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and, in their individual capacities, the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, that (i) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer within the meaning of Rule 14d-2(a) of the Exchange Act, (ii) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open, and (iii) all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and

(xii) if the offer includes shares of stock of the offeror, (i) the stock portion of the consideration must consist solely of common stock of an offeror that is a publicly owned corporation, and whose common stock is freely tradable and is listed on either the NYSE Euronext or the NASDAQ National Market System, (ii) no shareholder approval of the offeror is required to issue such common stock, or, if required, has already been obtained, (iii) no Person (including such Person’s Affiliates and Associates) beneficially owns more than 20 percent of the voting stock of the offeror at the time of commencement of the offer or at any time during the term of the offer, and (iv) no other class of voting stock of the offeror is outstanding, and the offeror meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act (as hereinafter defined); including, without limitation, the filing of all required Exchange Act reports in a timely manner during the 12 calendar months prior to the date of commencement of the offer.

For the purposes of the definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (i) firm, unqualified, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (ii) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable written commitment being provided by the offeror to the Board of Directors of the Company to maintain such availability until the offer is consummated or withdrawn, or (iii) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualifying Offer in accordance with this definition but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer and the provisions of Section 23(b) shall no longer be applicable to such offer.

(w) “Qualifying Offer Period” shall have the meaning set forth in the definition of Qualifying Offer.

(x) “Qualifying Offer Resolution” shall have the meaning set forth in Section 23(b).

(y) “Record Date” shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

(z) “Redemption Date” shall have the meaning set forth in Section 7(a).

(aa) “Redemption Price” shall have the meaning set forth in Section 23(a).

(bb) “Rights” shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

(cc) “Rights Certificate” shall have the meaning set forth in Section 3(a).

(dd) “Section 13 Event” shall mean any event described in Section 13(a).

(ee) “Spread” shall have the meaning set forth in Section 11(a)(iii).

(ff) “Stock Acquisition Date” shall mean the first date of public announcement (including, without limitation, the date a report is filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become an Acquiring Person.

(gg) “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(hh) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii).

(ii) “Trading Day” shall have the meaning set forth in Section 11(d).

2.     Appointment of Rights Agent. The Company hereby appoints the Rights Agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

3.     Issue of Rights Certificates.

(a) Until the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date is prior to the Record Date, the Record Date) or (ii) the Close of Business on the tenth day after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 20 percent or more of the shares of Common Stock then outstanding (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (w) the Rights will be evidenced by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates shall also be deemed to be certificates for Rights) and not by separate Rights Certificates, (x) the Rights and the right to receive Rights Certificates will be transferable only in connection with the transfer of the underlying Common Stock and any transfer of Common Stock shall also constitute the transfer of the associated Rights represented by the same certificate, (y) in the event the Company purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such acquired Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Common Stock that are no longer outstanding, and (z) in the event the Company issues any Common Stock after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, the Company shall issue one Right for each such newly issued share of Common Stock (subject to adjustment as provided in Section 11(h)) which Right shall be evidenced by the certificate for the associated share of Common Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Rights Certificate, in substantially the form of Exhibit B hereto (a “Rights Certificate”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(h), at the time the Rights Certificates are distributed the Company shall make the necessary and appropriate rounding adjustments pursuant to Section 14(a) so that Rights Certificates are distributed representing only whole numbers of Rights and cash is paid in lieu of fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

(b) As soon as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form of Exhibit C (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company.

(c) All Common Stock certificates which are issued, either upon an original issuance by the Company or upon a transfer by a holder, after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain rights set forth in an Amended and Restated Rights Agreement between StanCorp Financial Group, Inc. (the “Company”) and Mellon Investor Services LLC dated as of April 20, 2009 (the “Rights Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement), and Rights previously owned by such Persons, may become null and void.

4.     Form of Rights Certificates.

(a) The Rights Certificates (and the form of election to purchase and form of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Rights Certificates, whenever distributed, shall entitle the holders thereof to purchase for the Purchase Price such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein, but the amount and type of securities purchasable upon exercise and the Purchase Price shall be subject to adjustment as provided herein.

(b) Any Rights Certificate issued pursuant to Section 3 hereof that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) any other Person if such Rights formerly were beneficially owned by an Acquiring Person (or by an Associate or Affiliate of such Acquiring Person) at a time after the Acquiring Person became an Acquiring Person, or (iii) a transferee of Rights from an Acquiring Person (or from any Associate or Affiliate thereof) who became a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or its Affiliate or Associate) to holders of equity interests in such Acquiring Person (or its Affiliate or Associate) or to any Person with whom such Acquiring Person (or its Affiliate or Associate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of Section 7(e), and any Rights Certificate issued pursuant to Section 6, 7(d) or 22 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement;

provided, however, that the Rights Agent shall not have any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so by the Company or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

5.     Countersignature and Registration. The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President, either manually or by facsimile signature, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal offices, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

6.     Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Certificates.

(a) Subject to the provisions of Sections 4(b), 7(e) and 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock or other securities or property as the Rights Certificate or Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 4(b), 7(e) and 14, countersign and deliver to the person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Rights Certificates.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

7.    Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) At any time after the Distribution Date and at or prior to the earlier of (i) the Close of Business on April 19, 2015 (the “Final Expiration Date”) or (ii) the time at which the Rights are redeemed as provided in Section 23 (the “Redemption Date”), subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Sections 9(c), 11(a)(iii) and 23(a)) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Right that is exercised.

(b) The Purchase Price to be paid on exercise of each Right shall initially be $289.95 and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below. Each Right shall initially entitle the holder to acquire one one-hundredth of a share of Preferred Stock upon exercise of the Right. The Purchase Price and the number of shares of Preferred Stock or other securities or assets for which a Right is exercisable shall be subject to adjustment as provided in Sections 11 and 13.

(c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or cashier’s check payable to the order of the Company, the Rights Agent shall, subject to Section 20(k), thereupon promptly (i) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Preferred Stock to be purchased and the Company hereby authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) after receipt of the certificates for Preferred Stock cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue other securities (including, but not limited to, debt securities) of the Company, and/or distribute other property pursuant to Section 11, the Company covenants that it will make all arrangements necessary so that such other securities and/or property are available for distribution by the Rights Agent, if and when appropriate.

(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 14.

(e) Notwithstanding any other provision of this Agreement, from and after the occurrence of a Stock Acquisition Date, any Rights beneficially owned by (i) an Acquiring Person, or any Associate or Affiliate of an Acquiring Person, (ii) any other Person if such Rights formerly were beneficially owned by an Acquiring Person (or by an Associate or Affiliate of such Acquiring Person) at a time after such Acquiring Person became an Acquiring Person, or (iii) a transferee of Rights from an Acquiring Person (or from any Associate or Affiliate thereof) who became a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or its Affiliate or Associate) to holders of equity interests in such Acquiring Person (or its

Affiliate or Associate) or to any Person with whom the Acquiring Person (or its Affiliate or Associate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and of Section 4(b) are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person, or any of its Affiliates, Associates or transferees hereunder.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the surrendered Right Certificate and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

8.    Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

9.    Reservation and Availability of Capital Stock.

(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Stock (and, following the occurrence of a Stock Acquisition Date or a Section 13 Event, out of its authorized and unissued shares of Common Stock and/or other securities), the number of shares of Preferred Stock (and, following the occurrence of a Stock Acquisition Date or a Section 13 Event, Common Stock and/or other securities) that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights; provided, however, that shares issuable pursuant to Section 11(a)(ii) shall be reserved only following the occurrence of an event described in that section.

(b) If any shares of Preferred Stock are listed on a national securities exchange, and so long as the shares of Preferred Stock (and, following the occurrence of a Stock Acquisition Date or a Section 13 Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on that exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on the exchange upon official notice of issuance upon exercise.

(c) The Company shall use its best efforts (i) to file, as soon as practicable following a Stock Acquisition Date and the determination by the Company in accordance with Section 11(a)(iii) of the consideration to be delivered by the Company upon exercise of the Rights, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend the exercisability of the Rights, for a period of time not to exceed 90 days after the date the Company first becomes obligated to use its best efforts to file a registration statement as set forth in clause (i) of the first sentence of this Section 9(c), in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement has been declared effective.

(d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Stock Acquisition Date or Section 13 Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares of such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

(e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any shares of Preferred Stock or other securities upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer, split-up, combination or exchange of Rights Certificates, or any issuance or delivery of certificates for shares in a name other than that of the registered holder of the Rights Certificate evidencing Rights surrendered for exercise, and shall not be required to issue or deliver any certificates for shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

10.    Preferred Stock Record Date. Each person in whose name any certificate for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

11.    Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the number and kind of shares of capital stock issuable at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he or she would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. The adjustments provided for in this Section 11(a)(i) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or reclassification is effected. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii) In the event that a Stock Acquisition Date occurs, proper provision shall be made so that each holder of a Right, except as provided below and in Section 7(e), shall thereafter have a right to receive, upon exercise thereof and payment of the Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-hundredths of a share of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by dividing the then current Purchase Price by 50 percent of the Current Per Share Market Price of the Common Stock (determined pursuant to Section 11(d)) on the Stock Acquisition Date (such number of shares being the “Adjustment Shares”).

(iii) In the event the number of shares of Common Stock which are authorized by the Company’s articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the then current Purchase Price (such excess, the “Spread”), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the applicable Purchase Price, (3) shares of Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock that the Board of Directors of the Company has deemed to have the same value as shares of Common Stock (“Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the Stock Acquisition Date, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days after the Stock Acquisition Date, in order that the Company may seek shareholders approval for the authorization of such additional shares (such period, as it may be extended as so permitted, the “Substitution Period”). To the extent the Company determines that some action must be taken pursuant to the first or second sentences of this Section 11(a)(iii), the Company (x) shall provide that such action shall apply uniformly to all outstanding Rights other than those that are void as provided in Section 7(e), and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Per Share Market Price (as determined pursuant to Section 11(d) hereof) of the Common Stock on the date of the Stock Acquisition Date and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

(b) In case the Company shall at any time after the date of this Agreement fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock (“Preferred Stock Equivalents”)) or securities convertible into Preferred Stock or Preferred Stock Equivalents at a price per share of Preferred Stock or Preferred Stock Equivalent (or having a conversion price per share, if a security convertible into Preferred Stock or Preferred Stock Equivalents) less than the then Current Per Share Market Price of the Preferred Stock (as defined in Section 11(d)) on such record date, the number of shares of Preferred Stock for which each Right shall be exercisable after such record date shall determined by multiplying the number of shares of Preferred Stock for which each Right was exercisable immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Preferred Stock Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible) and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Preferred Stock Equivalents so to be offered (and/or the aggregate initial conversion price of convertible securities so to be offered) would purchase at such Current Per Share Market Price. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the number of shares of Preferred Stock for which each Right shall be exercisable shall be readjusted to be the number of shares of Preferred Stock for which each Right would then be exercisable if such record date had not been fixed; and to the extent such rights, options or warrants are issued but not exercised prior to their expiration, the number of shares for which each Right shall be exercisable shall be readjusted to be the number which would have resulted from the adjustment provided for in this Section 11(b) if only the rights or warrants that were exercised had been issued.

(c)(i) In case the Company shall at any time after the date of this Agreement fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in shares of Preferred Stock but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the number of shares of Preferred Stock for which each Right shall be exercisable after such record date shall be determined by multiplying the number of shares of Preferred Stock for which each Right was exercisable immediately prior to such record date by a fraction, the numerator of which shall be the then Current Per Share Market Price of the Preferred Stock (as defined in Section 11(d)) on such record date, and the denominator of which shall be such Current Per Share Market Price of the Preferred Stock, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the number of shares of Preferred Stock for which each Right shall be exercisable shall be readjusted to be the number of shares of Preferred Stock for which each Right would then be exercisable if such record date had not been fixed.

(ii) In case the Company shall at any time after the date of this Agreement fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in shares of Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(h)(ii)), the number of shares of Preferred Stock for which each Right shall be exercisable after such record date shall be determined by multiplying the number of shares of Preferred Stock for which each Right was exercisable immediately prior to such record date by a fraction, the numerator of which shall be the then Current Per Share Market Price of the Common Stock (as defined in Section 11(d)) on such record date, and the denominator of which shall be such Current Per Share Market Price of the Common Stock, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the number of shares of Preferred Stock for which each Right shall be exercisable shall be readjusted to be the number of shares of Preferred Stock for which each Right would then be exercisable if such record date had not been fixed.

(d)(i) For the purpose of any computation hereunder, the “Current Per Share Market Price” of common stock (including Common Stock) on any date shall be deemed to be the average of the daily closing prices per share of the common stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event the Current Per Share Market Price of common stock is determined during a period following the announcement by the issuer of such common stock of (A) a dividend or distribution on such common stock payable in such common stock or securities convertible into such common stock, or (B) any subdivision, combination or reclassification of such common stock, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to take into account such event. The closing price for each day shall be the last sale price as reported by the New York Stock Exchange Euronext (the “NYSE Euronext”) or such other system then in use, or, if on any such date the common stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the common stock selected by a majority of the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the common stock is listed or admitted to trading is open for the transaction of business or, if the common stock is not listed or admitted to trading on any national securities exchange, a Business Day. If the common stock is not publicly held or so listed or traded for the 30-day period, “Current Per Share Market Price” shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

(ii) For the purpose of any computation hereunder, the “Current Per Share Market Price” of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Per Share Market Price of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the “Current Per Share Market Price” of Preferred Stock shall be conclusively deemed to be an amount equal to the Current Per Share Market Price of the Common Stock multiplied by the Adjustment Number as that term is defined in Section 2 of the Amendment to the Company’s Articles of Incorporation, as amended, designating the Preferred Stock (initially 100). If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, “Current Per Share Market Price” of Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the current market price of one one-hundredth of a share of Preferred Stock shall be equal to the Current Per Share Market Price of one share of Preferred Stock divided by 100.

(e) No adjustment in the Purchase Price or the number of shares for which a Right is exercisable shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price or the number of shares for which a Right is exercisable; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11 and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price or the number of shares of Preferred Stock for which a Right is exercisable hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)(i) In the event the Company shall, after the date of this Agreement and prior to the Distribution Date, (A) declare a dividend on the Common Stock payable in Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares of Common Stock, or (D) issue any shares of Common Stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each share of Common Stock then outstanding, and the number of Rights to be associated with each share of Common Stock which may thereafter become outstanding prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event.

(ii) In the event the Company shall, after the date of this Agreement and prior to the Distribution Date, fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock or securities convertible into Common Stock at a price per share of Common Stock (or having a conversion price per share, if a security convertible into Common Stock) less than the then Current Per Share Market Price of the Common Stock (as defined in Section 11(d)) on such record date, the number of Rights associated with each share of Common Stock then outstanding, and the number of Rights to be associated with each share of Common Stock which may thereafter become outstanding prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights associated with each share of Common Stock after such record date shall be determined by multiplying the number of Rights associated with each share of Common Stock immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such rights, options or warrants are not so issued, the number of Rights associated with each share of Common Stock shall be readjusted to be the number of Rights that would have been associated with each share of Common Stock if such record date had not been fixed; and to the extent such rights, options or warrants are issued but not exercised prior to their expiration, the number of Rights associated with each share shall be readjusted to be the number which would have resulted from the adjustment provided for in this Section 11(h)(ii) if only the rights, options or warrants that were exercised had been issued.

(iii) Notwithstanding the foregoing, the adjustments provided for in this Section 11(h) shall not be made if the Company exercises its election provided for in Section 11(i).

(i) The Company may elect on or after the date of any event described in clauses (A) through (D) of Section 11(h)(i) or described in Section 11(h)(ii), if such event occurs before the Distribution Date (a “Section 11(h) Event”), to adjust the Purchase Price and the number of shares of Preferred Stock purchasable upon the exercise of a Right in substitution for any adjustment under Section 11(h) in the number of Rights associated with each share of Common Stock. If such election is made, (i) the number of Rights associated with each share of Common Stock prior to the Section 11(h) Event shall be maintained after the Section 11(h) Event, (ii) any new shares of Common Stock issued in the Section 11(h) Event shall, as provided in Section 3(a), have issued with it the number of Rights associated with each share of Common Stock outstanding, and (iii) any combination of shares of Common Stock into a smaller number of shares in the Section 11(h) Event shall result in a similar combination of the associated Rights. The Purchase Price and the number of Shares of Preferred Stock purchasable upon exercise of a Right after such adjustment shall be determined by multiplying the Purchase Price and the number of Shares of Preferred Stock purchasable upon exercise of a Right, respectively, in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Rights that would have been associated with each share of Common Stock after the Section 11(h) Event if the Company had not exercised its election provided for in this Section 11(i) and the denominator of which shall be the number of Rights associated with each share of Common Stock immediately prior to the Section 11(h) Event. To the extent the number of Rights that would have been associated with each share of Common Stock if the Company had not exercised its election provided for in this Section 11(i) may be readjusted as provided in the last sentence of Section 11(h)(ii), the Purchase Price and number of shares of Preferred Stock purchasable upon exercise of a Right shall be similarly readjusted.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of one one-hundredths of a share of Preferred Stock which were expressed in the initial Rights Certificates issued hereunder.

(k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price and the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, dividends on Preferred Stock payable in Preferred Stock or issuance of rights, options or warrants referred to in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders or shall reduce the taxes payable by such shareholders.

(m) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26, take (or permit any Subsidiary to take) any action, including any merger, consolidation or sale of assets if at the time such action is taken or immediately thereafter it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

12.    Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of Rights in accordance with Section 25.

13.    Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) In the event that, following the Distribution Date, directly or indirectly,

(i) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(m)) and the Company shall not be the continuing or surviving corporation of such consolidation or merger,

(ii) any Person shall acquire shares of Common Stock of the Company in a share exchange,

(iii) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(m)) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or

(iv) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50 percent or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person other than the Company or one or more of its wholly owned Subsidiaries in a transaction that complies with Section 11(m), then, and in each such case, proper provision shall be made so that (A) each holder of a Right (except as otherwise provided in Section 7(e)) shall thereafter have the right to receive, upon the exercise thereof and payment of the Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of common stock of the Principal Party (as hereinafter defined) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by dividing the then current Purchase Price by 50 percent of the Current Per Share Market Price of the common stock of the Principal Party (determined pursuant to Section 11(d)) on the date of consummation of the Section 13 Event, (B) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement, (C) the term “Company” shall thereafter be deemed to refer to the Principal Party, it being specifically intended that the provisions of Section 11 shall apply to the Principal Party only following the first occurrence of a Section 13 Event, and (D) the Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock in accordance with Section 9) in connection with such consummation as may be necessary to ensure that the provisions of this Agreement shall thereafter be applicable, as nearly as reasonably may be, in relation to the common stock thereafter deliverable upon the exercise of the Rights. The provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of an event described in Section 13.

(b) The term “Principal Party” shall mean

(i) in the case of any transaction described in clause (i), (ii) or (iii) of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or for which shares of Common Stock are exchanged in such share exchange, and if no securities are so issued, the Person that is the other party to such merger, consolidation or share exchange or, if there is more than one such Person, the Person the common stock of which has the highest aggregate current market price (determined pursuant to Section 11(d)); and

(ii) in the case of any transaction described in clause (iv) of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person the common stock of which has the highest aggregate current market price (determined pursuant to Section 11(d));

provided, however, that, if the common stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act or such Person is not a corporation, then (A) if such Person is a direct or indirect Subsidiary of one other Person which has common stock so registered, “Principal Party” shall refer to such other Person, (B) if such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has common stock so registered, “Principal Party” shall refer to the ultimate parent entity of such first-mentioned Person, (C) if such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has common stock so registered, “Principal Party” shall refer to whichever of such Persons that is the issuer of common stock so registered having the highest aggregate current market price (determined pursuant to Section 11(d)), and (D) if such Person is directly or indirectly controlled by more than one Person, and none of such other Persons has common stock so registered, “Principal Party” shall refer to whichever ultimate parent entity is the corporation having the greatest shareholders’ equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

(c) The Company shall not enter into any transaction described in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. In addition, the Company shall not consummate any such transaction unless the Principal Party shall have a sufficient number of authorized shares of common stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in this Section 13 and further providing that, as soon as practicable after execution of such agreement, the Principal Party will

(i) prepare and file a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing, (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date and, as soon as practicable following the execution of such agreement, take such action as may be required to ensure that any acquisition of such shares of common stock upon the exercise of the Rights complies with any applicable state security or “blue sky” laws; and

(ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

(d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Articles or Certificate of Incorporation or Bylaws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of common stock of such Principal Party at less than the then Current Per Share Market Price (determined pursuant to Section 11(d)) or securities exercisable for, or convertible into, shares of common stock of such Principal Party at less than the then Current Per Share Market Price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the shares of common stock of such Principal Party pursuant to the provisions of Section 13; then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the Stock Acquisition Date, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13. The provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of a Section 13 Event.

14.    Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Right would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, or, in case no such sale takes place on such day, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NYSE Euronext or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredths of a share of Preferred Stock the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) Following the occurrence of a Stock Acquisition Date or Section 13 Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of current market value of one share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

15.    Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

16.    Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c) subject to Sections 6 and 7(f), the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be affected by any notice to the contrary; and

(d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

17.    Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 23(c)), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

18.    Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

(b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for shares of Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20.

19.     Merger or Consolidation or Change of Name of Rights Agent.

(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business or stock transfer business of the Rights Agent or any successor rights agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

20.    Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in this Agreement or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock or Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The

Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(h) The Rights Agent and any shareholder, director, officer, or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

21.    Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any State of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an affiliate or subsidiary of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

22.    Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors of the Company to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Stock of the Company following the Distribution Date and prior to the Final Expiration Date, the Company (a) shall, with respect to Common Stock of the Company so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities issued by the Company prior to the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

23.    Redemption.

(a) The Board of Directors of the Company may at its option, at any time prior to the earliest of (i) the Close of Business on the tenth day following a Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth day following the Record Date) or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable as provided in Section 11(a)(ii) until such time as the Company’s right of redemption hereunder has expired.

(b) In the event the Company receives a Qualifying Offer and the Board of Directors of the Company has not redeemed the outstanding Rights or exempted such offer from the terms of this Agreement or called a special meeting of shareholders by the end of the 90 Business Days following the commencement (or, if later, the first existence) of a Qualifying Offer, for the purpose of voting on whether or not to exempt such Qualifying Offer from the terms of this Agreement, holders of record (or their duly authorized proxy) of at least 10 percent of the shares of Common Stock then outstanding may submit to the Board of Directors of the Company, not earlier than 90 Business Days nor later than 120 Business Days following the commencement (or, if later, the first existence) of such Qualifying Offer, a written demand complying with the terms of this Section 23(b) (the “Special Meeting Demand”) directing the Board of Directors of the Company to submit to a vote of shareholders at a special meeting of the shareholders of the Company (a “Special Meeting”) a resolution exempting such Qualifying Offer from the provisions of this Agreement (the “Qualifying Offer Resolution”). For purposes of a Special Meeting Demand, the record date for determining holders of record eligible to make a Special Meeting Demand shall be the 90th Business Day following commencement (or, if later, the first existence) of a Qualifying Offer. The Board of Directors of the Company shall take such actions as are necessary or desirable to cause the Qualifying Offer Resolution to be so submitted to a vote of shareholders at a Special Meeting to be convened within 90 Business Days following the Special Meeting Demand (the “Special Meeting Period”); provided, however, that if the Company at any time during the Special Meeting Period and prior to a vote on the Qualifying Offer Resolution enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any special meeting called in connection therewith may be cancelled) if the Qualifying Offer Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement. A Special Meeting Demand must be delivered to the Secretary of the Company at the principal executive offices of the

Company and must set forth as to the shareholders of record making the request (x) the names and addresses of such shareholders, as they appear on the Company’s books and records, (y) the class and number of shares of Common Stock which are owned of record by each of such shareholders, and (z) in the case of Common Stock that is owned beneficially by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Demand only after obtaining instructions to do so from such beneficial owner and attaching evidence thereof. Subject to the requirements of applicable law, the Board of Directors of the Company may take a position in favor of or opposed to the adoption of the Qualifying Offer Resolution, or no position with respect to the Qualifying Offer Resolution, as it determines to be appropriate in the exercise of its duties. In the event that no Person has become an Acquiring Person prior to the redemption date referred to in this Section 23(b), and the Qualifying Offer continues to be a Qualifying Offer and either (i) the Special Meeting is not convened on or prior to the last day of the Special Meeting Period (the “Outside Meeting Date”), or (ii) if, at the Special Meeting at which a quorum is present, a majority of the shares of Common Stock present or represented by proxy at the Special Meeting and entitled to vote thereon as of the record date for the Special Meeting selected by the Board of Directors of the Company shall vote in favor of the Qualifying Offer Resolution, then the Qualifying Offer shall be deemed exempt from the application of this Agreement to such Qualifying Offer so long as it remains a Qualifying Offer, such exemption to be effective on the Close of Business on the tenth Business Day after (i) the Outside Meeting Date or (ii) the date on which the results of the vote on the Qualifying Offer Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting, as the case may be (the “Exemption Date”). Notwithstanding anything herein to the contrary, no action or vote, including action by written consent, by shareholders not in compliance with the provisions of this Section 23(b) shall serve to exempt any offer from the terms of this Agreement.

(c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights (or at such later time as shall be specified in the resolution taking such action), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights and the Rights Agent by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the shares of Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Per Share Market Price, as defined in Section 11(d), of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company.

(d) Immediately upon the Close of Business on the Exemption Date, without any further action and without any notice, the right to exercise the Rights with respect to the Qualifying Offer will terminate.

(e) In case the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or Common Stock or to make any other distribution to the holders of its Preferred Stock or Common Stock (other than a regular quarterly cash dividend), (b) to offer to the holders of its Preferred Stock or Common Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or Common Stock or shares of stock of any class or any other securities, (c) to effect any reclassification of its Preferred Stock or Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock or Common Stock), (d) to effect any consolidation, merger or share exchange into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(m)), (e) to effect any sale or other transfer or to permit one or more of its Subsidiaries to effect any sale or other transfer, in one or more related transactions, of 50 percent or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(m)), or (f) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, exchange, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Stock or Common Stock if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Preferred Stock or Common Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock or Common Stock whichever shall be the earlier. In case a Stock Acquisition Date shall occur, the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 25, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii).

24.    Exchange.

(a) The Board of Directors of the Company may, at its option, at any time and from time to time after a Stock Acquisition Date, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e)) for shares of Common Stock or Common Stock Equivalents, or any combination thereof, at an exchange ratio of one share of Common Stock, or such number of Common Stock Equivalents or units representing fractions thereof as would be deemed to have the same value as one share of Common Stock, per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).

(b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock and/or Common Stock Equivalents equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock and/or Common Stock Equivalents for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

(c) In the event that the number of shares of Common Stock which are authorized by the Company’s Articles of Incorporation as amended but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit an exchange of Rights as contemplated in accordance with this Section 24, the Company may, at its option, take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

(d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the company shall pay to the registered holders of Rights with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the value of a whole share of Common Stock. For purposes of this Section 24, the value of a whole share of Common Stock shall be the closing price (as determined pursuant to the second sentence of Section 11(d)(i) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24, and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

25.    Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

StanCorp Financial Group, Inc.
1100 SW Sixth Avenue
Portland, Oregon 97204
Attention: Corporate Secretary

Copy to:	Ruth A. Beyer
Stoel Rives LLP
900 SW Fifth Ave., Suite 2600
Portland, OR 97204

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Mellon Investor Services LLC

520 Pike Street, Suite 1220

Seattle, WA 98101

Attention: Relationship Manager

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

26.    Supplements and Amendments. Prior to the Distribution Date, the Company and the Rights Agent shall, if the Board of Directors of the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date, the Company and the Rights Agent shall, if the Board of Directors of the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interest of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of any such Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Prior to Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of shares of Common Stock.

27.    Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns.

28.    Periodic Review. The Nominating and Corporate Governance Committee of the Company (the “Committee”), composed entirely of independent directors of the Board of Directors of the Company, shall review and evaluate this Agreement in order to consider whether the maintenance of this Agreement continues to be in the interests of the Company and its shareholders. The Committee shall conduct such review periodically when, as and in such manner as the Committee deems appropriate, after giving due regard to all relevant circumstances; provided, however, that the Committee shall take such action at least annually. Following each such review, the Committee will report its conclusions to the full Board of Directors of the Company, including any recommendation in light thereof as to whether this Agreement should be modified or the Rights should be redeemed. The Committee shall have the power to set its own agenda and to retain, at the expense of the Company, legal counsel, investment bankers or other advisors, in each case as chosen by the Committee. The Committee shall have the authority to review all information of the Company and to consider any and all factors it deems relevant to an evaluation of whether to maintain or modify this Agreement.

29.    Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock).

30.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23(a) shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors of the Company.

31.    Determinations and Actions by the Board of Directors, Etc. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (b) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company in good faith, shall (a) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (b) not subject the Board of Directors of the Company to any liability to the holders of the Rights.

32.    Governing Law. This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Oregon and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

33.    Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

34.    Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

STANCORP FINANCIAL GROUP, INC.
By
Its

MELLON INVESTOR SERVICES LLC
By
Its

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 pm Eastern time the day prior to the shareholder meeting date.

INTERNET http://www.proxyvoting.com/sfg Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

90192	Fulfillment 90206

‚  FOLD AND DETACH HERE  ‚

This proxy, when properly executed, will be voted in the manner directed. In the absence of specific instructions, proxies will be voted “FOR” all Nominees in Item 1, “FOR” Items 2, 3 & 4 and “EVERY 3 YEARS” on Item 5. This proxy will be voted in the discretion of the proxies as to any other matter that may properly come before the Annual Meeting of Shareholders.	Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote “FOR” all Nominees in Item 1, “FOR” Items 2, 3 & 4 and “EVERY 3 YEARS” on Item 5.

Item 1.	ELECTION OF DIRECTORS	FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
Class III Nominees:
	01 Frederick W. Buckman	☐	☐	☐	Item 2.	PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

	02 J. Greg Ness	☐	☐	☐	Item 3.	PROPOSAL TO APPROVE THE EXTENSION OF THE SHAREHOLDER RIGHTS PLAN	☐	☐	☐

	03 Mary F. Sammons	☐	☐	☐	Item 4.	NON-BINDING PROPOSAL REGARDING COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	☐	☐	☐

	04 Ronald E. Timpe	☐	☐	☐		1 YEAR	2 YEARS	3 YEARS	ABSTAIN

					Item 5.	NON-BINDING PROPOSAL REGARDING FREQUENCY OF VOTING ON EXECUTIVE COMPENSATION ☐	☐	☐	☐

Mark Here for	☐
Address Change
or Comments
SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your StanCorp Financial Group, Inc. account online.

Access your StanCorp Financial Group, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for StanCorp Financial Group, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-303-3963

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important Notice Regarding the Availability of Proxy Materials for the StanCorp Financial Group, Inc. 2011 Shareholder Meeting to be held on May 16, 2011. The Proxy Statement and the 2010 Form 10-K are available at http://www.proxyvoting.com/sfg.

‚  FOLD AND DETACH HERE  ‚

PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STANCORP FINANCIAL GROUP, INC.

The undersigned hereby appoints J. Greg Ness and Holley Y. Franklin as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of StanCorp Financial Group, Inc. (“Company”) held in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held May 16, 2011 or any adjournment thereof. If this card is returned signed but without a clear voting designation, the proxies will vote in accordance with the Board of Directors recommendations.

401(k) Plan and Employee Share Purchase Plan Participants. If the undersigned is a participant in the Company’s 401(k) Plan and has an account in the Company Stock Fund under the Plan, the Trustees holding the assets of the Plan have agreed to vote the number of full and fractional shares equal to the undersigned’s pro-rata share of the Company stock held in the Company Stock Fund on the record date in accordance with the instructions of the undersigned. If the undersigned is a participant in the Company’s 1999 Employee Share Purchase Plan and holds shares in his or her account that were purchased under that Plan after June 13, 2008, the Custodian under that Plan has agreed to vote those shares in accordance with the instructions of the undersigned. The undersigned hereby directs the Trustees and/or Custodian to vote all such shares as indicated on the reverse side of this card. If the card is signed and returned without specific instructions for voting, the shares will be voted by the Trustees and/or Custodian in accordance with the recommendations of the Board of Directors.

Address Change/Comments (Mark the corresponding box on the reverse side)
BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

	90192	Fulfillment 90206
(Continued and to be marked, dated and signed on the other side)